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                                                                    Exhibit 10.7

                           EMPLOYEE PROGRAMS AGREEMENT

                                     BETWEEN

                                  PEPSICO, INC.

                                       AND

                         THE PEPSI BOTTLING GROUP, INC.

                          Dated as of ___________, 1999



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                                TABLE OF CONTENTS



1 DEFINITIONS AND REFERENCES......................................................................................2
     1.01 DEFINITIONS.............................................................................................2
              (a) Action..........................................................................................2
              (b) Agreement.......................................................................................2
              (c) ASO Contract....................................................................................2
              (d) Award...........................................................................................2
              (e) Benefit Liability...............................................................................2
              (f) Bottling Businesses.............................................................................2
              (g) Bulk Asset Transfer.............................................................................3
              (h) Close of the Offering Date......................................................................3
              (i) Code............................................................................................3
              (j) Deferral Programs...............................................................................3
              (k) DRIP3
              (l) ERISA...........................................................................................3
              (m) Executive Programs..............................................................................3
              (n) Foreign Plan....................................................................................4
              (o) Governmental Authority..........................................................................4
              (p) Group Insurance Policy..........................................................................4
              (q) Health and Welfare Plans........................................................................4
              (r) Hiring Company..................................................................................4
              (s) HMO 4
              (t) HMO Agreements..................................................................................5
              (u) Immediately after the Offering Date.............................................................5
              (v) Individual Agreement............................................................................5
              (w) Indemnitee......................................................................................5
              (x) Indemnitor......................................................................................5
              (y) Initial Asset Transfer..........................................................................5
              (z) Liabilities.....................................................................................5
              (aa) Long-Term Incentive Plan.......................................................................5
              (bb) LTD VEBA.......................................................................................6
              (cc) Master Trust...................................................................................6
              (dd) Material Feature...............................................................................6
              (ee) Offering.......................................................................................6
              (ff) Offering Date..................................................................................6
              (gg) Participating Company..........................................................................6
              (hh) PBG Common Stock...............................................................................6
              (ii) PBG Group......................................................................................7
              (jj) PBG Hourly Pension Plan........................................................................7
              (kk) Pension Equalization Plan......................................................................7
              (ll) Pension Plan...................................................................................7
              (mm) PepsiCo Executive..............................................................................7
              (nn) PepsiCo Group..................................................................................7
              (oo) PepsiCo Leave of Absence Programs..............................................................7
              (pp) Person.........................................................................................7
              (qq) Plan...........................................................................................8
              (rr) Plan Termination Liability.....................................................................8
              (ss) Prior Company..................................................................................8
              (tt) Reimbursement Plans............................................................................8
              (uu) Savings Plan...................................................................................8
              (vv) Separation Agreement...........................................................................8

                                       i

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


              (ww) Shared Services Agreement......................................................................8
              (xx) SharePower Plan................................................................................8
              (yy) Short-Term Incentive Plan......................................................................9
              (zz) Stock Option Incentive Plan....................................................................9
              (aaa) Stock Purchase Plan...........................................................................9
              (bbb) Subsequent Asset Transfer.....................................................................9
              (ccc) Subsidiary....................................................................................9
              (ddd) Transferred Individual........................................................................9
              (eee) Transition Individual........................................................................11
              (fff) Transition Period............................................................................11
     1.02 REFERENCES.............................................................................................12

2 GENERAL PRINCIPLES.............................................................................................13
     2.01 ASSUMPTION OF LIABILITIES..............................................................................13
     2.02 PBG GROUP PARTICIPATION IN PEPSICO PLANS...............................................................13
              (a) Participation in PepsiCo Plans.................................................................13
              (b) PepsiCo's General Obligations as Plan Sponsor..................................................13
              (c) PBG's General Obligations as Participating Company.............................................14
              (d) Termination of Participating Company Status....................................................14
     2.03 ESTABLISHMENT OF THE PBG PLANS.........................................................................14
     2.04 TERMS OF PARTICIPATION BY TRANSFERRED INDIVIDUALS......................................................14

3 DEFINED BENEFIT PLANS..........................................................................................16
     3.01 ESTABLISHMENT OF MIRROR PENSION TRUSTS.................................................................16
     3.02 ASSUMPTION OF PENSION PLAN, CHESAPEAKE PENSION PLAN, AND PENSION EQUALIZATION PLAN LIABILITIES AND
              ALLOCATION OF INTERESTS IN THE PEPSICO PENSION TRUST...............................................16
              (a) Assumption of Liabilities by PBG Pension Plan and Hourly Pension Plan..........................16
              (b) Asset Allocations and Transfers................................................................16
     3.03 ACTION IN EVENT OF PBGC INTERVENTION...................................................................18
     3.04 PEPSI-COLA ALLIED BOTTLERS INC. PENSION PLAN...........................................................18
     3.05 MULTIEMPLOYER PLANS....................................................................................18

4 DEFINED CONTRIBUTION PLANS.....................................................................................20
     4.01 SAVINGS PLAN...........................................................................................20
              (a) Savings Plan Trust.............................................................................20
              (b) Savings Plan Participation.....................................................................20
              (c) Assumption of Liabilities and Transfer of Assets...............................................20
              (d) Specific Stock Funds in the PBG Savings Plan...................................................21
              (e) Miscellaneous Funds............................................................................21
     4.02 ERIE BOTTLING CORPORATION SALARIED EMPLOYEES 401(K) WAGE REDUCTION AND PROFIT SHARING PLAN AND
              SYRACUSE PEPSI-COLA ROUTE SALESMEN COLLECTIVE BARGAINING UNIT DEFINED CONTRIBUTION PENSION PLAN....21

5 HEALTH AND WELFARE PLANS.......................................................................................22
     5.01 ASSUMPTION OF HEALTH AND WELFARE PLAN LIABILITIES......................................................22
     5.02 ESTABLISHMENT OF PBG LTD VEBA..........................................................................22
     5.03 LTD VEBA ASSET TRANSFERS...............................................................................22
     5.04 CONTRIBUTIONS TO, INVESTMENTS OF, AND DISTRIBUTIONS FROM LTD VEBAS.....................................24
     5.05 VENDOR CONTRACTS.......................................................................................24
              (a) ASO Contracts, Group Insurance Policies, HMO Agreements, and Letters of Understanding..........24
              (b) Effect of Change in Rates......................................................................25
     5.06 PEPSICO SALARY CONTINUATION............................................................................25
     5.07 POST-EMPLOYMENT HEALTH AND LIFE INSURANCE BENEFITS.....................................................25
     5.08 COBRA AND HIPAA........................................................................................26


                                     ii

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
     5.09 LEAVE OF ABSENCE PROGRAMS..............................................................................26
     5.10 POST-OFFERING TRANSITIONAL ARRANGEMENTS................................................................26
              (a) Continuance of Elections, Co-Payments, and Maximum Benefits....................................26
              (b) Administration.................................................................................27
              (c) PepsiCo Reimbursement Plans....................................................................27
     5.11 SEVERANCE PROGRAMS.....................................................................................28
     5.12 APPLICATION OF ARTICLE 5 TO THE PBG GROUP..............................................................28

6 EXECUTIVE PROGRAMS.............................................................................................29
     6.01 ASSUMPTION OF OBLIGATIONS..............................................................................29
     6.02 SHORT-TERM INCENTIVE PLANS.............................................................................29
     6.03 LONG-TERM INCENTIVE PLAN AND STOCK OPTION INCENTIVE PLAN...............................................29
              (a) Stock Options..................................................................................29
              (b) 1996 Performance Units.........................................................................30
              (c) 1998 And Later Variable Awards.................................................................31
     6.04 DEFERRAL PROGRAMS......................................................................................31
              (a) PepsiCo Executive Income Deferral Program......................................................31
              (b) PepsiCo Performance Share Unit Deferral Program................................................32
              (c) PepsiCo Option Gains Deferral Program..........................................................32
     6.05 EXECUTIVE LOAN PROGRAM.................................................................................33
     6.06 SPLIT-DOLLAR AGREEMENTS................................................................................33
     6.07 STOCK OPTION RECORDKEEPING ACCOUNTS....................................................................33
     6.8 AUTOMOBILE PROGRAM......................................................................................34

7 MISCELLANEOUS BENEFITS.........................................................................................35
     7.01 SHAREPOWER PLAN........................................................................................35
              (a) Treatment of Outstanding Grants Under PepsiCo SharePower Plan..................................35
              (b) Recordkeeping Accounts.........................................................................35
     7.02 STOCK PURCHASE PLAN....................................................................................36

8 TRANSITIONAL ARRANGEMENTS......................................................................................37
     8.01 TRANSITION INDIVIDUALS/RECOGNITION OF SERVICE..........................................................37
     8.02 PENSION PLANS..........................................................................................37
              (a) Assumption of Liabilities/Noncommencement of Pensions..........................................37
              (b) Asset Transfers................................................................................37
     8.03 SAVINGS PLAN...........................................................................................38
     8.04 HEALTH AND WELFARE PLANS...............................................................................38
              (a) Continuation of Elections, Co-Payments, and Maximum Benefits...................................38
              (b) Reimbursement Plans............................................................................38
     8.05 EXECUTIVE PROGRAMS.....................................................................................39
              (a) Long-Term Incentive Plan and Stock Option Incentive Plan.......................................39
              (b) Deferral Programs..............................................................................39
     8.06 SHAREPOWER PLAN AND OTHER PBG OPTION PLANS.............................................................39
     8.07 SHORT-TERM INCENTIVE PLAN..............................................................................39

9 GENERAL........................................................................................................41
     9.01 PAYMENT OF AND ACCOUNTING TREATMENT FOR EXPENSES AND BALANCE SHEET AMOUNTS.............................41
              (a) Expenses.......................................................................................41
              (b) Balance Sheet Amounts..........................................................................41
     9.02 SHARING OF PARTICIPANT INFORMATION.....................................................................41
     9.03 RESTRICTIONS ON EXTENSION OF OPTION EXERCISE PERIODS, AMENDMENT OR MODIFICATION OF OPTION TERMS AND
              CONDITIONS.........................................................................................41
     9.04 NON-SOLICITATION OF EMPLOYEES/OTHERS...................................................................42
     9.05 REPORTING AND DISCLOSURE AND COMMUNICATIONS TO PARTICIPANTS............................................42

                                      iii

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

     9.06 PLAN AUDITS............................................................................................42
              (a) Audit Rights with Respect to the Allocation or Transfer of Plan Assets.........................42
              (b) Audit Rights With Respect to Information Provided..............................................43
              (c) Audits Regarding Vendor Contracts..............................................................44
              (d) Audit Assistance...............................................................................44
     9.07 BENEFICIARY DESIGNATIONS/RELEASE OF INFORMATION/RIGHT TO REIMBURSEMENT.................................44
     9.08 REQUESTS FOR INTERNAL REVENUE SERVICE RULINGS AND UNITED STATES DEPARTMENT OF LABOR OPINIONS AND
              SATISFACTION OF OBLIGATIONS ARISING FROM VOLUNTARY COMPLIANCE PROGRAMS.............................44
              (a) Cooperation....................................................................................44
              (b) Applications...................................................................................45
              (c) Voluntary Compliance Programs..................................................................45
     9.09 FIDUCIARY AND RELATED MATTERS..........................................................................45
     9.10 NO THIRD-PARTY BENEFICIARIES; NON-TERMINATION OF EMPLOYMENT............................................45
     9.11 COLLECTIVE BARGAINING..................................................................................46
     9.12 CONSENT OF THIRD PARTIES...............................................................................46
     9.13 FOREIGN PLANS..........................................................................................46
     9.14 EFFECT IF OFFERING DOES NOT OCCUR......................................................................46
     9.15 RELATIONSHIP OF PARTIES................................................................................46
     9.16 AFFILIATES.............................................................................................47
     9.17 DISPUTE RESOLUTION.....................................................................................47
     9.18 INDEMNIFICATION........................................................................................47
     9.19 W-2 MATTERS............................................................................................48
     9.20 CONFIDENTIALITY........................................................................................49
     9.21 NOTICES................................................................................................49
     9.22 INTERPRETATION.........................................................................................49
     9.23 GOVERNING LAW/EXECUTION................................................................................49

APPENDIX A PEPSICO EXECUTIVE PROGRAMS............................................................................51

APPENDIX B PBG HEALTH AND WELFARE PLANS..........................................................................52

APPENDIX C FOREIGN PLANS.........................................................................................53

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


EMPLOYEE PROGRAMS AGREEMENT -1- EMPLOYEE PROGRAMS AGREEMENT

         This EMPLOYEE PROGRAMS AGREEMENT, dated as of _________, 1999, is by and between PepsiCo, Inc., a North Carolina corporation ("PepsiCo" or the "Corporation"), and The Pepsi Bottling Group, Inc., a Delaware corporation ("PBG").

         WHEREAS, PepsiCo's Board of Directors has determined that separation from the Corporation of a substantial portion of the Corporation's bottling assets and businesses and majority public ownership of such assets and businesses is in the best interests of PepsiCo and its shareholders; and

         WHEREAS, PepsiCo is consolidating the assets and operations of a substantial portion of the bottling businesses owned by it and its Subsidiaries into PBG and its Subsidiaries; and

         WHEREAS, PepsiCo intends to sell approximately sixty-three percent (63%) of the Common Stock of PBG to the public in an underwritten offering (the "Offering"); and

         WHEREAS, PepsiCo and PBG have entered into a Separation Agreement, dated as of ______________, 1999 (the "Separation Agreement"), and several other agreements that will govern certain matters relating to the Offering and the relationship of PepsiCo and PBG and their respective Subsidiaries following the Offering; and

         WHEREAS, pursuant to the Separation Agreement, PepsiCo and PBG have agreed to enter into this Agreement for the purpose of allocating assets, liabilities, and responsibilities with respect to certain employee compensation and benefit plans and programs between them;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Separation Agreement, the Parties (as that term is defined in the Separation Agreement) agree as follows:

                                     ARTICLE
                                        1
                           DEFINITIONS AND REFERENCES


1.01     DEFINITIONS

         For purposes of this Agreement, capitalized terms used (other than the formal names of PepsiCo Plans (as defined below)) and not otherwise defined shall have the respective meanings assigned to them below or as assigned to them in the Separation Agreement (as defined above):

(a)      ACTION

         "Action" means any demand, action, cause of action, suit, countersuit, arbitration, inquiry, proceeding, or investigation by or before any Governmental Authority or any arbitration or mediation tribunal, pending or threatened, known or unknown.

(b)      AGREEMENT

         "Agreement" means this Employee Programs Agreement, including all the attached Appendices.

(c)      ASO CONTRACT

         "ASO Contract" means an administrative services only contract, related prior practice, or related understanding with a third-party administrator that pertains to any PepsiCo Health and Welfare Plan or any PBG Health and Welfare Plan.

(d)      AWARD

         "Award" means an award under a Long-Term Incentive Plan or a Short-Term Incentive Plan or, as the context or facts may require, any other award under another incentive or special bonus, incentive, or award program or arrangement.

(e)      BENEFIT LIABILITY

         "Benefit Liability" shall mean one hundred percent (100%) of the present value of the Transition Individual's accrued benefit under the Prior Company's Pension Plan calculated as of the end of the year in which the transfer occurs. The assumptions used in determining the value of the Transition Individual's accrued benefit shall be: (i) the mortality table and interest rate prescribed under the General Agreement on Tariffs and Trade ("GATT"); (ii) the average of the turnover rates for the Prior Company and the Hiring Company; and
(iii) an expected retirement age of 61; PROVIDED, HOWEVER, that in no event shall such Benefit Liability calculation fail to satisfy the requirements of
Section 414(l) of the Code.

(f)      BOTTLING BUSINESSES

         "Bottling Businesses" shall mean all of PepsiCo's bottling assets and businesses.

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(g)      BULK ASSET TRANSFER

         "Bulk Asset Transfer" is defined in Section 3.02(b)(2).

(h)      CLOSE OF THE OFFERING DATE

         "Close of the Offering Date" means 11:59:59 P.M., Eastern Time, on the Offering Date.

(i)      CODE

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor federal income tax law. Reference to a specific Code provision also includes any proposed, temporary, or final regulation in force under that provision.

(j)      DEFERRAL PROGRAMS

         "Deferral Programs," when immediately preceded by "PepsiCo" or when the applicable Hiring Company or Prior Company is a member of the PepsiCo Group, means the PepsiCo Executive Income Deferral Program (including, the PepsiCo Performance Share Unit Deferral Program, and the PepsiCo Option Gains Deferral Program). When immediately preceded by "PBG" or when the applicable Hiring Company or Prior Company is a member of the PBG Group, "Deferral Plan" means the executive income deferral program (including the, performance share unit deferral program and the option gains deferral program) to be established or maintained by PBG pursuant to Section 2.03.

(k)      DRIP

         "DRIP," when immediately preceded by "PepsiCo" or when the applicable Hiring Company or Prior Company is a member of the PepsiCo Group, means the PepsiCo Dividend Reinvestment Plan. When immediately preceded by "PBG" or when the applicable Hiring Company or Prior Company is a member of the PBG Group, "DRIP" means the dividend reinvestment plan or program, if any, established by PBG.

(l)      ERISA

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA also includes any proposed, temporary, or final regulation in force under that provision.

(m)      EXECUTIVE PROGRAMS

         "Executive Programs," when immediately preceded by "PepsiCo" or when the applicable Hiring Company or Prior Company is a member of the PepsiCo Group, means the executive benefit and nonqualified plans, programs, and arrangements established, maintained, agreed upon, or assumed by a member of the PepsiCo Group for the benefit of employees and former employees of members of the PepsiCo Group before the Close of the Offering Date, including the plans and programs listed in Appendix A. When immediately preceded by "PBG" or when the applicable Hiring Company or Prior Company is a member of the PBG Group, "Executive Programs" means the executive benefit plans and programs to be established or which are maintained by PBG pursuant to Section 2.03 that correspond to the respective PepsiCo Executive Programs, including those plans and programs listed in Appendix A.

(n)      FOREIGN PLAN

         "Foreign Plan," when immediately preceded by "PepsiCo," means a Plan maintained by the PepsiCo Group or when immediately preceded by "PBG," a plan to be established or which is maintained by the PBG Group, in either case for the benefit of employees who are compensated under a payroll which is administered outside the 50 United States, its territories and possessions, and the District of Columbia.

(o)      GOVERNMENTAL AUTHORITY

         "Governmental Authority" means any federal, state, local, foreign, or international court, government, department, commission, board, bureau, agency, official, or other regulatory, administrative, or governmental authority, including the Department of Labor, the Internal Revenue Service, and the Pension Benefit Guaranty Corporation.

(p)      GROUP INSURANCE POLICY

         "Group Insurance Policy" means a group insurance policy issued in connection with any PepsiCo Health and Welfare Plan, or any PBG Health and Welfare Plan, as applicable.

(q)      HEALTH AND WELFARE PLANS

         "Health and Welfare Plans," when immediately preceded by "PepsiCo" or when the applicable Hiring Company or Prior Company is a member of the PepsiCo Group, means the health and welfare benefit plans, programs, and policies which are sponsored by PepsiCo. When immediately preceded by "PBG" or when the applicable Hiring Company or Prior Company is a member of the PBG Group, "Health and Welfare Plans" means the benefit plans, programs, and policies corresponding to those plans, programs, and policies sponsored by PepsiCo as of the Offering Date, including those plans, programs, and policies listed in Appendix B to this Agreement which will be sponsored by a member of the PBG Group Immediately after the Offering Date.

(r)      HIRING COMPANY

         "Hiring Company," with respect to a Transition Individual described in
Section 1.01(eee) (1) or (4), means a member of the PepsiCo Group, and, with respect to a Transition Individual described in Section 1.01(eee) (2) or (3), means a member of the PBG Group.

(s)      HMO

         "HMO" means a health maintenance organization that provides benefits under the PepsiCo Health and Welfare Plans or the PBG Health and Welfare Plans, as applicable.

(t)      HMO AGREEMENTS

         "HMO Agreements" means contracts, letter agreements, practices, and understandings with HMOs that provide medical, dental, or vision services under the PepsiCo Health and Welfare Plans and the PBG Health and Welfare Plans, as applicable.

(u)      IMMEDIATELY AFTER THE OFFERING DATE

         "Immediately after the Offering Date" means 12:00 A.M., Eastern Time, on the day after the Offering Date.

(v)      INDIVIDUAL AGREEMENT

         "Individual Agreement" means an individual contract or agreement (whether written or unwritten) entered into between a member of the PepsiCo Group or a member of the PBG Group and any employee or individual who will be an employee of, or otherwise assigned to, the PBG Group Immediately after the Offering Date that establishes the right of such individual to special compensation or benefits, special bonuses, supplemental pension benefits, hiring bonuses, loans, guaranteed payments, special allowances, tax equalization payments, special expatriate compensation payments, disability benefits, share units granted (and payable in the form of cash or otherwise) under individual phantom share agreements, or other forms of compensation and benefits, or that provides benefits similar to those identified in Appendix A.

(w)      INDEMNITEE

         "Indemnitee" is defined in Section 9.18.

(x)      INDEMNITOR

         "Indemnitor" is defined in Section 9.18.

(y)      INITIAL ASSET TRANSFER

         "Initial Asset Transfer" is defined in Section 3.02(b)(2).

(z)      LIABILITIES

         "Liabilities" means any and all losses, claims, charges, debts, premiums, demands, actions, costs, and expenses (including any current or future benefit payments or other entitlements, and administrative and related costs and expenses of any Plan, program, service or consulting agreement, or arrangement), of any nature whatsoever, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whether or not imposed or determined by a court, whenever arising.

(aa)     LONG-TERM INCENTIVE PLAN

         "Long-Term Incentive Plan," when immediately preceded by "PepsiCo" or when the applicable Hiring Company or Prior Company is a member of the PepsiCo Group, means the PepsiCo 1987 Long-Term Incentive Plan, the PepsiCo 1994 Long-Term Incentive Plan, and any other long-term incentive or stock-based incentive plans established or assumed by a member of the PepsiCo Group by reason of merger, acquisition, or otherwise. When immediately preceded by "PBG" or when the applicable Hiring Company or Prior Company is a member of the PBG Group, "Long-Term Incentive Plan" means the long-term incentive plan to be established or assumed by PBG pursuant to Section 2.03.

(bb)     LTD VEBA

         "LTD VEBA," when immediately preceded by "PepsiCo," means the PepsiCo Long Term Disability Benefit Trust. When immediately preceded by "PBG," "LTD VEBA" means the welfare benefit fund to be established by PBG pursuant to
Section 5.02 that corresponds to the PepsiCo LTD VEBA.

(cc)     MASTER TRUST

         "Master Trust," when immediately preceded by "PepsiCo," means the master trusts evidenced by the PepsiCo Master Trust Agreement, dated February 1, 1978, and the PepsiCo Special Master Trust Agreement, dated September 11, 1985, as amended from time to time, and currently associated with, among other plans, the PepsiCo Pension Plan and the Chesapeake Pension Plan. When immediately preceded by "PBG," "Master Trust" means the master trust(s) to be established or maintained by PBG pursuant to Section 3.01 that corresponds to the PepsiCo Master Trust.

(dd)     MATERIAL FEATURE

         "Material Feature" means any feature of a Plan that could reasonably be expected to be of material importance to the sponsoring employer or the participants and beneficiaries of the Plan, which could include, depending on the type and purpose of the particular Plan, the class or classes of employees eligible to participate in such Plan, the nature, type, form, source, and level of benefits provided by the employer under such Plan and the amount or level of contributions, if any, required or permitted to be made by participants (or their dependents or beneficiaries) to such Plan.

(ee)     OFFERING

         "Offering" has the meaning given that term under the Separation Agreement.

(ff)     OFFERING DATE

         "Offering Date" has the meaning given that term under the Separation Agreement.

(gg)     PARTICIPATING COMPANY

         "Participating Company" means any Person (other than an individual) that is participating in a Plan sponsored by a member of the PepsiCo Group or a member of the PBG Group, as the context requires.

(hh)     PBG COMMON STOCK

         "PBG Common Stock" has the meaning given that term in the Separation Agreement.

(ii)     PBG GROUP

         "PBG Group" has the meaning given that term under the Separation Agreement.

(jj)     PBG HOURLY PENSION PLAN

         "PBG Hourly Pension Plan" means the plan to be established or maintained by PBG pursuant to Section 2.03 that corresponds to the Chesapeake Pension Plan.

(kk)     PENSION EQUALIZATION PLAN

         "Pension Equalization Plan," when immediately preceded by "PepsiCo" or when the applicable Hiring Company or Prior Company is a member of the PepsiCo Group, means the PepsiCo Pension Equalization Plan. When immediately preceded by "PBG" or when the applicable Hiring Company or Prior Company is a member of the PBG Group, "Pension Equalization Plan" means the plan to be established or maintained by PBG pursuant to Section 2.03 that corresponds to the PepsiCo Pension Equalization Plan.

(ll)     PENSION PLAN

         "Pension Plan," when immediately preceded by "PepsiCo" or when the applicable Hiring Company or Prior Company is a member of the PepsiCo Group, means the PepsiCo Salaried Employees Retirement Plan. When immediately preceded by "PBG" or when the applicable Hiring Company or Prior Company is a member of the PBG Group, "Pension Plan" means the plan to be established or maintained by PBG pursuant to Section 2.03 that corresponds to the PepsiCo Pension Plan. When immediately preceded by "Chesapeake," "Pension Plan," means the Chesapeake Pension Plan, otherwise known as the "Pepsi Cola Hourly Pension Plan."

(mm)     PEPSICO EXECUTIVE

         "PepsiCo Executive" means an employee or former employee of a member of the PepsiCo Group or a member of the PBG Group who, as of the Close of the Offering Date, is or was eligible to participate in or receive a benefit under any PepsiCo Executive Program.

(nn)     PEPSICO GROUP

         "PepsiCo Group" has the meaning given that term under the Separation Agreement.

(oo)     PEPSICO LEAVE OF ABSENCE PROGRAMS

         "PepsiCo Leave of Absence Programs" means the leave of absence programs offered from time to time under the personnel policies and practices of PepsiCo and leaves offered, or required to be offered, in accordance with the Family and Medical Leave Act of 1993, as amended.

(pp)     PERSON

         "Person" means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity, or any Governmental Authority.

(qq)     PLAN

         "Plan," when immediately preceded by "PepsiCo" or "PBG," means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy, or other agreement or funding vehicle, whether written or unwritten, providing benefits to employees or former employees of the PepsiCo Group or the PBG Group, as applicable.

(rr)     PLAN TERMINATION LIABILITY

         "Plan Termination Liability" shall be calculated in accordance with
Section 414(l) of the Code using actuarial assumptions used by the PBGC to value liabilities for terminating plans as of the Offering Date.

(ss)     PRIOR COMPANY

         "Prior Company," with respect to a Transition Individual described in
Section 1.01(eee) (1) or (4), means a member of the PBG Group and, with respect to a Transition Individual described in Section 1.01(eee) (2) or (3), means a member of the PepsiCo Group.

(tt)     REIMBURSEMENT PLANS

         "Reimbursement Plans," when immediately preceded by "PepsiCo" or when the applicable Hiring Company or Prior Company is a member of the PepsiCo Group, means the PepsiCo Health Care Reimbursement Plan and the PepsiCo Dependent Care Reimbursement Plan, as applicable. When immediately preceded by "PBG" or when the applicable Hiring Company or Prior Company is a member of the PBG Group, "Reimbursement Plans" means the health care reimbursement account plan and the dependent care reimbursement plan to be established or maintained by PBG pursuant to Section 2.03 that corresponds to the corresponding PepsiCo Reimbursement Plan.

(uu)     SAVINGS PLAN

         "Savings Plan," when immediately preceded by "PepsiCo" or when the applicable Hiring Company or Prior Company is a member of the PepsiCo Group, means the PepsiCo Long Term Savings Program. When immediately preceded by "PBG" or when the applicable Hiring Company or Prior Company is a member of the PBG Group, "Savings Plan" means the PBG Long Term Savings Program to be established by PBG pursuant to Section 2.03

(vv)     SEPARATION AGREEMENT

         "Separation Agreement" is defined in the preamble of this Agreement.

(ww)     SHARED SERVICES AGREEMENT

          "Shared Services Agreement" means the Shared Services Agreement entered into by PepsiCo and PBG governing certain matters related to the relationship of the parties after the Offering.

(xx)     SHAREPOWER PLAN

         "SharePower Plan" means the PepsiCo SharePower Stock Option Plan.

(yy)     SHORT-TERM INCENTIVE PLAN

         "Short-Term Incentive Plan," when immediately preceded by "PepsiCo" means the PepsiCo 1994 Executive Incentive Compensation Plan, the PepsiCo Executive Incentive Plan, the Middle Management Incentive Compensation Plan, and any other special compensation, bonus, or incentive compensation programs. When immediately preceded by "PBG," "Short-Term Incentive Plan" means the executive incentive compensation plan, executive incentive plan, the middle management compensation plan, and any other special compensation, bonus, or incentive compensation programs to be established or maintained by PBG pursuant to Section 2.03.

(zz)     STOCK OPTION INCENTIVE PLAN

         "Stock Option Incentive Plan" means the "PepsiCo, Inc. 1995 Stock Option Incentive Plan" and any predecessor plans.

(aaa)    STOCK PURCHASE PLAN

         "Stock Purchase Plan," when immediately preceded by "PepsiCo" or when the applicable Hiring Company or Prior Company is a member of the PepsiCo Group, means the PepsiCo Capital Stock Purchase Plan. When immediately preceded by "PBG" or when the applicable Hiring Company or Prior Company is a member of the PBG Group, "Stock Purchase Plan" means the employee stock purchase plan to be established or maintained by PBG pursuant to Section 2.03.

(bbb)    SUBSEQUENT ASSET TRANSFER

         "Subsequent Asset Transfer" is defined in Section 3.02(b)(2).

(ccc)    SUBSIDIARY

         "Subsidiary" of any Person means any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; PROVIDED, HOWEVER, that no Person that is not directly or indirectly wholly owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power, or ability to control, that Person.

(ddd)    TRANSFERRED INDIVIDUAL

         "Transferred Individual" means any individual who, as of the Close of the Offering Date: (1) is either then actively employed by, or then on a leave of absence from, a member of the PBG Group or Bottling Businesses; or (2) is neither then actively employed by, nor then on a leave of absence from, PepsiCo or a member of the PBG Group or Bottling Businesses, but
(A) whose most recent (through the Close of the Offering Date) active employment with PepsiCo or a past or present affiliate of PepsiCo was with an entity or a corporate division of the Bottling Businesses or in the concentrate business of Pepsi-Cola North America, and the predecessors of any such entities, to the extent such information is available, and who has not had an intervening period of employment covered by an agreement under which assets and liabilities with respect to the individual were or are to be transferred from a PepsiCo Pension Plan to any other plan maintained by an entity that is not part of the PepsiCo Group, or (B) who otherwise is identified pursuant to a methodology approved by PepsiCo and PBG, which methodology shall be consistent with the intent of the parties that former employees of PepsiCo or a past or present affiliate of PepsiCo and such other individuals who performed services for PepsiCo (including non-employees) will be aligned with the entity for which they most recently (through the Close of the Offering Date) were employed or otherwise provided services. An alternate payee under a qualified domestic relations order (within the meaning of Code Section 414(p) and ERISA Section 206(d)), alternate recipient under a qualified medical child support order (within the meaning of ERISA Section 609(a)), beneficiary, or covered dependent, in each case, of an employee or former employee described in (1) or (2) above shall also be a Transferred Individual with respect to the interest of such alternate payee, alternate recipient, beneficiary, or covered dependent in that employee's or former employee's benefit under the applicable Plans. Such an alternate payee, alternate recipient, beneficiary, or covered dependent shall not otherwise be considered a Transferred Individual with respect to his or her own benefits under any applicable Plans, unless he or she is a Transferred Individual by virtue of either of the first two sentences of this definition. In addition, PepsiCo and PBG may agree to designate any other individuals, or group of individuals, as Transferred Individuals. An individual may be a Transferred Individual pursuant to this definition regardless of whether such individual is, as of the Offering Date, alive, actively employed, on a temporary leave of absence from active employment, on layoff, terminated from employment, retired or on any other type of employment, post-employment, or independent contract status relative to PepsiCo or PBG or to a PepsiCo or PBG Plan, and regardless of whether, as of the Close of the Offering Date, such individual is then receiving any benefits from a PepsiCo or PBG Plan. Solely for purposes of assigning any Liabilities from PepsiCo to PBG under this Agreement, an individual may be a Transferred Individual regardless of whether the individual is, or was, a common law employee, independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or nonpayroll worker of a member of the PepsiCo Group or of the PBG Group or in any other employment, non-employment, or retainer arrangement or other relationship with any member of the PepsiCo Group or the PBG Group. Nothing contained in this Agreement shall permit, or be construed or interpreted to permit, any non-employee of PepsiCo or PBG to participate, at any time, in any Plan of PepsiCo or PBG. Transferred Individual includes any individual who is on an international assignment whether paid on a U.S. payroll or a payroll outside the U.S. if such individual otherwise falls within any of the above categories. Notwithstanding anything to the contrary in this definition, the term Transferred Individual under this Agreement shall not include any individual who (i) is considered a "Transferred Individual" under the Employee Benefits Agreement between PepsiCo and Heartland Territories Holdings, Inc. and who becomes or will become an employee of the Whitman Corporation or an affiliate thereof as a result of the transactions contemplated by the

Contribution and Merger Agreement, dated January 25, 1999, between Whitman Corporation, PepsiCo, Inc. and Heartland Territories Holdings, Inc. or (ii) as of the Offering Date, is actively employed in connection with, or on a leave of absence (other than long-term disability) from, the Bottling Businesses in either the Wilmington, North Carolina or Winston Salem, North Carolina market units and whose employment is or will be transferred to PepCom Industries, Inc. or an affiliate thereof as a result of the sale of such bottling businesses by PepsiCo, Inc. to PepCom Industries, Inc. or an affiliate thereof.

(eee)    TRANSITION INDIVIDUAL

         "Transition Individual" means any individual who:

         (1) is a Transferred Individual who during the Transition Period becomes an employee of a member of the PepsiCo Group, without an intervening period of employment with an unrelated employer, as a result of a transfer of employment arranged and agreed to by each party's Chief Personnel Officer or designee thereof; or

         (2) is an employee of a member of the PepsiCo Group as of the Offering Date (and is not a Transferred Individual) who during the Transition Period becomes an employee of a member of the PBG Group, without an intervening period of employment with an unrelated employer, as a result of a transfer of employment arranged and agreed to by each party's Chief Personnel Officer or designee thereof; or

         (3)    is a Transferred Individual who during the Transition Period
(A) becomes an employee of a member of the PepsiCo Group and (B) subsequently becomes an employee of a member of the PBG Group, in each case without an intervening period of employment with an unrelated employer and as a result of a transfer of employment arranged and agreed to by each party's Chief Personnel Officer or designee thereof; or

         (4) is an employee of a member of the PepsiCo Group as of the Offering Date (and is not a Transferred Individual) who during the Transition Period (A) becomes an employee of a member of the PBG Group and (B) subsequently becomes an employee of a member of the PepsiCo Group, in each case without an intervening period of employment with an unrelated employer and as a result of a transfer of employment arranged and agreed to by each party's Chief Personnel Officer or designee thereof.

         An alternate payee under a qualified domestic relations order, (within the meaning of Code Section 414(p) and ERISA Section 206(d)), alternate recipient under a qualified medical child support order (within the meaning of ERISA Section 609(a)), beneficiary, or covered dependent, in each case, of an individual described in clause (1), (2), (3), or (4) of this Section 1.01(eee) shall also be a Transition Individual with respect to that individual's benefit under the applicable Plans. Such an alternate payee, alternate recipient, beneficiary, or covered dependent shall not otherwise be considered a Transition Individual with respect to his or her own benefits under any applicable Plans, unless he or she is a Transition Individual by virtue of clause (1), (2), (3), or (4) of this Section 1.01(eee).

(fff)    TRANSITION PERIOD

         "Transition Period" means the period beginning Immediately after the Offering Date and ending on the second anniversary of the Offering Date; PROVIDED, HOWEVER, that the Transition Period shall automatically be extended on a year-to-year basis after the second anniversary of the Offering Date, unless either party provides the other party with written notice of its desire for the Transition Period to end. In order to be effective, such written notice must be provided at least ninety (90) days prior to the scheduled expiration of the Transition Period.

1.02     REFERENCES

         Unless the context clearly indicates otherwise, reference to a particular Article, Section, or subsection means the Article, Section, or subsection so delineated in this Agreement.

                                     ARTICLE
                                        2
                               GENERAL PRINCIPLES





2.01     ASSUMPTION OF LIABILITIES

         PBG hereby assumes and agrees to pay, perform, fulfill, and discharge, in accordance with their respective terms and conditions, all of the following (regardless of when or where such Liabilities arose or arise or were or are incurred): (i) all Liabilities to or relating to Transferred Individuals arising out of or resulting from employment by, the performance of services for, or any other type of financial relationship with, a member of the PepsiCo Group before becoming Transferred Individuals (including Liabilities under PepsiCo Plans and PBG Plans) and thereafter, (ii) all other Liabilities to or relating to Transferred Individuals and other employees or former employees of a member of the PBG Group, and their dependents and beneficiaries, to the extent relating to, arising out of or resulting from future, present, or former employment with, or the provision of services for, a member of the PBG Group or the Bottling Businesses (including Liabilities under PepsiCo Plans and PBG Plans), (iii) all Liabilities relating to, arising out of, or resulting from any other actual or alleged employment, the performance of services for, or any other type of financial relationship with the PBG Group or the Bottling Businesses; (iv) all Liabilities under any Individual Agreements relating to Transferred Individuals, and (v) all other Liabilities relating to, arising out of, or resulting from obligations, liabilities, and responsibilities expressly assumed or retained by a member of the PBG Group or a PBG Plan pursuant to this Agreement. PBG shall assume all such Liabilities described in this Agreement, except for each Liability that is expressly retained in writing by PepsiCo or excluded in writing by PepsiCo from those being assumed by PBG.

2.02     PBG GROUP PARTICIPATION IN PEPSICO PLANS

         (a)      PARTICIPATION IN PEPSICO PLANS

         Subject to the terms and conditions of this Agreement, each member of the PBG Group that is, as of the date of this Agreement, a Participating Company in any of the PepsiCo Plans shall continue as such through the Close of the Offering Date unless, for periods before the Offering Date, the parties mutually agree otherwise. Effective as of any date before the Offering Date, a member of the PBG Group not described in the preceding sentence may, at its request and with the consent of PepsiCo (which consent shall not be unreasonably withheld), become a Participating Company in any or all of the PepsiCo Plans in which Transferred Individuals participate.

         (B)      PEPSICO'S GENERAL OBLIGATIONS AS PLAN SPONSOR

         PepsiCo shall continue through the Close of the Offering Date to administer, or cause to be administered, in accordance with their terms and applicable law, the PepsiCo Plans and PepsiCo shall have the sole discretion and authority to interpret the PepsiCo Plans through such date and during any subsequent period.

         (c)      PBG'S GENERAL OBLIGATIONS AS PARTICIPATING COMPANY

         PBG shall perform with respect to its participation in the PepsiCo Plans, and shall cause each other member of the PBG Group that is a Participating Company in any PepsiCo Plan to perform the duties of a Participating Company as set forth in such Plans, and any written or oral procedures adopted pursuant thereto, including: (i) assisting in the administration of claims, to the extent requested by the claims administrator or plan administrator of the applicable PepsiCo Plan, (ii) cooperating fully with PepsiCo Plan auditors, benefit personnel and benefit vendors, (iii) preserving the confidentiality of all financial and business arrangements PepsiCo has or may have with any vendors, claims administrators, trustees or any other entity or individual with whom PepsiCo has entered into an agreement relating to the PepsiCo Plans, and (iv) preserving the confidentiality of participant health information (including health information in relation to leaves under the Family and Medical Leave Act of 1993, as amended).

         (d)      TERMINATION OF PARTICIPATING COMPANY STATUS

         Unless otherwise provided, effective as of the Close of the Offering Date, PBG and each member of the PBG Group shall cease to be a Participating Company in the PepsiCo Plans.

2.03     ESTABLISHMENT OF THE PBG PLANS

         Effective Immediately after the Offering Date, unless otherwise provided, PBG shall adopt, or shall cause to be adopted, the PBG Pension Plan, the PBG Hourly Pension Plan, the PBG Pension Equalization Plan, the PBG Savings Plan, the PBG Health and Welfare Plans listed in Appendix B, and the PBG Executive Programs for the benefit of Transferred Individuals and other current, future, and former employees of the PBG Group. Except for the PBG Long-Term Incentive Plan, the foregoing PBG Plans as in effect Immediately after the Offering Date shall be substantially identical in all Material Features to the corresponding PepsiCo Plans as in effect as of the Close of the Offering Date. The PBG Long-Term Incentive Plan shall be adopted by PBG and approved by PepsiCo as sole shareholder of PBG, before the Close of the Offering Date, to become effective Immediately after the Offering Date.

2.04     TERMS OF PARTICIPATION BY TRANSFERRED INDIVIDUALS

         The PBG Plans shall be, with respect to Transferred Individuals, in all respects the successors in interest to, shall recognize all rights and entitlements as of the Close of the Offering Date under, and shall not provide benefits that duplicate benefits provided by, the corresponding PepsiCo Plans for such Transferred Individuals. PepsiCo and PBG shall agree on methods and procedures, including amending the respective Plan documents, to prevent Transferred Individuals from receiving duplicative benefits from the PepsiCo Plans and the PBG Plans. PBG shall not permit any PBG Plan to commence benefit payments to any Transferred Individual until it receives notice from PepsiCo regarding the date on which payments under the corresponding PepsiCo Plan shall cease. With respect to Transferred Individuals, each PBG Plan shall provide that all service, all compensation, and all other benefit-affecting determinations that, as of the Close of the Offering Date, were recognized under the corresponding PepsiCo Plan (for periods immediately before the Close of the Offering Date) shall, as of Immediately after the Offering Date, receive full recognition, credit, and validity and be taken into account under such PBG Plan to the same extent as if such items occurred under such PBG Plan, except to the extent that duplication of benefits would result. The provisions of this Agreement for the transfer of assets, if any, from certain trusts relating to PepsiCo Plans (including Foreign Plans) to the corresponding trusts relating to PBG Plans (including Foreign Plans) are based upon the understanding and agreement of the parties that each such PBG Plan will assume all Liabilities of the Transferred Individuals and corresponding PepsiCo Plan to or relating to Transferred Individuals, as provided for herein. If there are any legal or other authoritative reasons that any such Liabilities are not effectively assumed by the appropriate PBG Plan, then the amount of assets transferred to the trust relating to such PBG Plan from the trust relating to the corresponding PepsiCo Plan shall be recomputed, AB INITIO, as set forth below but taking into account the retention of such Liabilities by such PepsiCo Plan, and assets shall be transferred by the trust relating to such PBG Plan to the trust relating to such PepsiCo Plan so as to place each such trust in the position it would have been in, had the initial asset transfer been made in accordance with such recomputed amount of assets.

                                     ARTICLE
                                        3
                              DEFINED BENEFIT PLANS


3.01     ESTABLISHMENT OF MIRROR PENSION TRUSTS

         Effective Immediately after the Offering Date, PBG shall establish, or cause to be established, the PBG Master Trust which shall be qualified under Code Section 401(a), be exempt from taxation under Code Section 501(a)(1), and form part of the PBG Pension Plan and the PBG Hourly Pension Plan.

3.02 ASSUMPTION OF PENSION PLAN, CHESAPEAKE PENSION PLAN, AND PENSION EQUALIZATION PLAN LIABILITIES AND ALLOCATION OF INTERESTS IN THE PEPSICO PENSION TRUST

         (a)     ASSUMPTION OF LIABILITIES BY PBG PENSION PLAN AND HOURLY
PENSION PLAN

         Immediately after the Offering Date all Liabilities to or relating to Transferred Individuals under the PepsiCo Pension Plan, the Chesapeake Pension Plan, and the PepsiCo Pension Equalization Plan shall cease to be Liabilities of the PepsiCo Pension Plan, the Chesapeake Pension Plan, and the PepsiCo Pension Equalization Plan, as applicable, and shall be assumed in full and in all respects by the PBG Pension Plan, the PBG Hourly Pension Plan, and the PBG Pension Equalization Plan, respectively. No pension benefits with respect to a Transferred Individual from the PepsiCo Pension Plan, the Chesapeake Pension Plan or the PepsiCo Pension Equalization Plan shall commence while such Transferred Individual is employed by the PBG Group.

          (b)    ASSET ALLOCATIONS AND TRANSFERS

            (1)  CALCULATION OF ASSET ALLOCATION

                (A) As soon as practicable after the Close of the Offering Date, PepsiCo shall cause to be calculated the Plan Termination Liability for each of the PepsiCo Pension Plan and the Chesapeake Pension Plan.

                (B) If the amount of the assets of either the PepsiCo Pension Plan or the Chesapeake Pension Plan, determined as of the Close of the Offering Date, is greater than or equal to the Plan Termination Liability for that Plan, then, to the extent permitted under Section 414(l) of the Code and within the assets held in the PepsiCo Master Trust, as of the Close of the Offering Date, with respect to the PepsiCo Pension Plan and the Chesapeake Pension Plan, assets equal to the Plan Termination Liability with respect to Transferred Individuals under the affected Plan shall be transferred to the PBG Pension Plan or the PBG Hourly Pension Plan, as appropriate.

                (C) If the amount of the assets of either the PepsiCo Pension Plan or the Chesapeake Pension Plan, determined as of the Close of the Offering Date, is less than the Plan Termination Liability for that Plan, then assets of the affected Plan shall be allocated between the PepsiCo and PBG Plans in accordance with ERISA Section 4044.

         (2)    TRANSFER OF ASSETS TO PBG PENSION TRUSTS

         Effective Immediately after the Offering Date, PepsiCo shall cause to be transferred from the PepsiCo Master Trust to the PBG Master Trust an initial amount of assets in cash ("the Initial Asset Transfer"). The amount of the Initial Asset Transfer shall be an estimate, determined by PepsiCo in its sole discretion, of the cash required by the PBG Pension Plan and PBG Hourly Pension Plan to make payment of benefits and appropriate expenses from the PBG Master Trust in accordance with the plans from Immediately after the Offering Date to the time of the Bulk Asset Transfer, described below. In the event that the Initial Asset Transfer provides insufficient cash for this purpose and upon PBG's written request therefor, PepsiCo will cause to be transferred other amounts of assets in cash ("Subsequent Asset Transfer"), but only to the extent required to make cash payments as described above.

         As soon as practicable after the calculation of each plan's interest in the Master Trust pursuant to Section 3.02(b)(1), but in no event before PepsiCo (or its authorized representative) determines that the calculation and the data on which it is based are acceptably complete, accurate, and consistent, PepsiCo will cause the appropriate amount of assets to be transferred from the PepsiCo Master Trust to the PBG Master Trust (the "Bulk Asset Transfer"). The amount of assets to be transferred in the Bulk Asset Transfer shall be equal to the aggregate of interests of the PBG Pension Plan and PBG Hourly Pension Plan determined pursuant to Section 3.02(b)(1), adjusted by PepsiCo as of the date of the Bulk Asset Transfer to the extent necessary to reflect a proportionate share of additional pension contributions, actual investment gains and losses experienced in the PepsiCo Master Trust, benefit payments, expenses, the Initial Asset Transfer, Subsequent Asset Transfers, data corrections, enhancements, and computational refinements from Immediately after the Offering Date through the date of the actual transfer of such assets.

         The specific assets to be transferred from the PepsiCo Master Trust to the PBG Master Trust in the Bulk Asset Transfer shall represent a reasonable cross-section of the asset classes in the PepsiCo Master Trust consistent with the objective of enabling PBG to implement an investment program for the PBG Master Trust, but in no event shall PepsiCo or the PepsiCo Master Trust be required to incur unreasonable transaction costs in the process of transferring assets and subsequently re-balancing the investment portfolio held by the PepsiCo Master Trust. Furthermore, PepsiCo shall not be required to transfer any specific asset or any portion of any specific fund or investment manager account; PROVIDED, HOWEVER, that PepsiCo shall transfer interests in group annuity contracts held by the PepsiCo Master Trust to the extent such group annuity contracts (in whole or in part, as the case may be) specifically cover the accrued pension benefits of Transferred Individuals or Transition Individuals. In transferring specific assets, PepsiCo makes no representation as to the appropriateness of the resulting asset allocation or investment performance resulting from the specific assets transferred. By accepting the assets transferred, PBG acknowledges that it and not PepsiCo is serving as the fiduciary for the PBG Master Trust with respect to the determination and actual transfer of assets from the PepsiCo Master Trust and that, acting as fiduciary for the PBG Pension Plan and PBG Hourly Pension Plan, PBG further acknowledges that it is able to change the asset allocation as it deems appropriate at any time. Once the assets have been transferred to and received by the PBG Master

Trust, such event shall fully and finally foreclose any issue or matter of any nature whatsoever by PBG, the PBG Master Trust, the PBG Pension Plan, the PBG Hourly Pension Plan, or any other trust(s) related to such plans against PepsiCo, the PepsiCo Master Trust, the PepsiCo Pension Plan, the Chesapeake Pension Plan or any other trust(s) related to such plans with respect to the condition, identity, or value of such assets and PBG shall fully indemnify PepsiCo, its employees, officers, directors, and the PepsiCo Pension Plan, the Chesapeake Pension Plan, the PepsiCo Master Trust, and any trustees or fiduciaries thereof regarding any Liability or legal or regulatory issue of any nature with respect thereto.

3.03     ACTION IN EVENT OF PBGC INTERVENTION

         Notwithstanding any provision of this Agreement to the contrary, in the event that at any time the Pension Benefit Guaranty Corporation ("PBGC") asserts that the Offering may provide justification for the PBGC to seek termination of the PepsiCo Pension Plan and/or the Chesapeake Pension Plan pursuant to ERISA
Section 4042 or otherwise asserts that the transaction may increase unreasonably the long-run loss to the PBGC (within the meaning of ERISA Section 4042(a)(4)) with respect to the PepsiCo Pension Plan and/or the Chesapeake Pension Plan, (i) PepsiCo may, in its sole discretion, retain all assets and Liabilities with respect to Transferred Individuals and Transition Individuals under the PepsiCo Pension Plan, the Chesapeake Pension Plan and/or the PepsiCo Pension Equalization Plan and require PBG to provide equivalent benefits under plans maintained by it with an offset for any benefits continued to be provided under the PepsiCo Pension Plan, the Chesapeake Pension Plan and/or the PepsiCo Pension Equalization Plan, (ii) PepsiCo and PBG may enter into negotiations with the PBGC to resolve these issues and, upon resolving such issues to the satisfaction of both PepsiCo and PBG, PBG shall fully comply with the terms of this Article and the terms of any such agreement with the PBGC, or (iii) reach such other agreement as may be satisfactory to PepsiCo and PBG. In any case and notwithstanding any other provision of this Agreement, PBG shall be fully responsible and liable for any obligation to, agreement with, or undertaking (on behalf of or relating to the PBG Pension Plan and/or the PBG Hourly Pension
Plan) to the PBGC and shall hold PepsiCo free from and fully indemnify it against any such obligation, agreement, or undertaking. If PepsiCo, in its sole discretion, retains any liability of any Transferred Individual under the PepsiCo Pension Equalization Plan, PBG shall fully reimburse PepsiCo for the full cash costs of, including any administrative expenses relating to, any such liability.

3.04     PEPSI-COLA ALLIED BOTTLERS INC. PENSION PLAN

         PBG shall continue to be responsible for all Liabilities relating to the Pepsi-Cola Allied Bottlers Inc. Pension Plan (the "Allied Bottlers Pension Plan"). Effective no later than the Close of the Offering Date, PBG or a member of the PBG Group shall become the plan sponsor and administrator of the Allied Bottlers Pension Plan.

 3.05    MULTIEMPLOYER PLANS

         Effective as of the Offering Date, PBG shall assume all Liability with respect to Transferred Individuals' participation in "multiemployer plans" as such term is defined in ERISA Section 3(37)(A). PBG further agrees to assume, pay, perform, fulfill, and discharge all Liabilities relating to Transferred Individuals (regardless of when or where such Liabilities arose or arise or were or are incurred) arising out of or resulting from the imposition of withdrawal liability under Subtitle E of Title IV of ERISA as a result of a complete or partial withdrawal of PepsiCo, any member of the PepsiCo Group, PBG, or any member of the PBG Group from any "multiemployer plan".

                                     ARTICLE
                                        4
                           DEFINED CONTRIBUTION PLANS


4.01     SAVINGS PLAN

         (a)    SAVINGS PLAN TRUST

         Effective as soon as practicable after the Offering Date, PBG shall establish, or cause to be established, a trust qualified under Code Section 401(a), which shall be exempt from taxation under Code Section 501(a)(1), and form part of the PBG Savings Plan.

         (b)    SAVINGS PLAN PARTICIPATION

         Until a date mutually agreed to by the parties (the "Savings Plan Transfer Date"), but in no event after the date on which PBG establishes the trust described in Section 4.01(a), each Transferred Individual shall be allowed to continue to participate in the PepsiCo Savings Plan on the same terms and conditions as such Transferred Individual participated in the PepsiCo Savings Plan prior to the Offering Date; PROVIDED, HOWEVER, that any contributions made in respect of Transferred Individuals after the Offering Date shall not be invested in the PepsiCo Capital Stock Fund under the PepsiCo Savings Plan.

         (c)    ASSUMPTION OF LIABILITIES AND TRANSFER OF ASSETS

         Effective on the Savings Plan Transfer Date: (i) the PBG Savings Plan shall assume and be solely responsible for all Liabilities to or relating to Transferred Individuals under the PepsiCo Savings Plan; (ii) the PBG Savings Plan shall assume and be solely responsible for all ongoing rights of Transferred Individuals for future participation (including the right to make contributions through payroll deductions) in the PBG Savings Plan; and (iii) PepsiCo shall cause the accounts of the Transferred Individuals under the PepsiCo Savings Plan which are held by its related trust as of the Savings Plan Transfer Date to be transferred to the PBG Savings Plan and its related trust, and PBG shall cause such transferred accounts to be accepted by such plan and trust. Effective no later than the Savings Plan Transfer Date, PBG shall use its reasonable best efforts to enter into such agreements to accomplish such assumptions and transfers, the maintenance of the necessary participant records, the appointment of State Street Bank and Trust Company (or any successor to such financial institution) as initial trustee under the PBG Savings Plan, and the engagement of State Street Bank and Trust Company (or any successor to such financial institution) as initial recordkeeper under such plans. As soon as practicable after the Savings Plan Transfer Date, assets related to the accounts of all Transferred Individuals shall be transferred from the PepsiCo Savings Plan to the PBG Savings Plan in cash or in kind, at PepsiCo's discretion, and, to the extent practicable, shall be invested in investment options in the PBG Savings Plan which are comparable to the investment options in which such accounts were invested immediately before the Savings Plan Transfer Date. No benefits with respect to a Transferred Individual from the PepsiCo Savings Plan shall be paid while he or she is employed by the PBG Group after the Savings Plan Transfer Date.

         (d)    SPECIFIC STOCK FUNDS IN THE PBG SAVINGS PLAN

         Effective as of the Savings Plan Transfer Date, a PepsiCo capital stock fund shall be included as an investment option under the PBG Savings Plan and shall be maintained under the PBG Savings Plan at least through December 31, 2000. Effective as of the Savings Plan Transfer Date, a Tricon capital stock fund shall be included as an investment option under the PBG Savings Plan and shall be maintained under the PBG Savings Plan at least through December 31, 1999.

         (e)    MISCELLANEOUS FUNDS

         In the event that PepsiCo determines that it is not feasible or appropriate to transfer in-kind the assets of a particular investment fund from the PepsiCo Savings Plan to the PBG Savings Plan, then the value of the assets in the affected investment, as of the close of business on the Savings Plan Transfer Date (plus actual earnings or losses attributable to such amount from the Offering Date to the date the assets are actually transferred) shall be transferred in cash to the PBG Savings Plan and PBG shall invest such cash in its plan and trust in the same manner and proportion as it was invested in the PepsiCo Savings Plan or otherwise at the direction of the affected participant.

4.02 ERIE BOTTLING CORPORATION SALARIED EMPLOYEES 401(K) WAGE REDUCTION AND PROFIT SHARING PLAN AND SYRACUSE PEPSI-COLA ROUTE SALESMEN COLLECTIVE BARGAINING UNIT DEFINED CONTRIBUTION PENSION PLAN

         Effectively Immediately after the Offering Date, PBG shall be solely responsible for all Liabilities relating to the Erie Bottling Plan Corporation Salaried Employees 401(k) Wage Reduction and Profit Sharing Plan (the "Erie Bottling Plan"). Effective no later than the Close of the Offering Date, PBG shall substitute itself or another member of the PBG Group for Pepsi-Cola Metropolitan Company, Inc. as the plan sponsor and administrator of the Erie Bottling Plan. Effective no later than the Close of the Offering Date, PBG shall assume full responsibility and shall substitute itself or another member of the PBG Group as the plan sponsor and administrator of the Syracuse Pepsi-Cola Route Salesmen Collective Bargaining Unit Defined Contribution Pension Plan.

                                     ARTICLE
                                        5
                            HEALTH AND WELFARE PLANS


5.01     ASSUMPTION OF HEALTH AND WELFARE PLAN LIABILITIES

         Immediately after the Offering Date, all Liabilities for or relating to Transferred Individuals under the PepsiCo Health and Welfare Plans, shall cease to be Liabilities of PepsiCo or the PepsiCo Health and Welfare Plans and shall be assumed by PBG and the corresponding PBG Health and Welfare Plans. Thus, PBG and the PBG Health and Welfare Plans shall be responsible for all Liabilities that pertain to Transferred Individuals regardless of when incurred, including all reported claims that are unpaid, all incurred but not reported claims as of the Close of the Offering Date, and all claims incurred after the Close of the Offering Date that pertain to Transferred Individuals under the PepsiCo Health and Welfare Plans and the PBG Health and Welfare Plans. PBG shall be required to make all payments due or payable to Transferred Individuals under the appropriate PBG Health and Welfare Plans for the period beginning Immediately after the Offering Date, including all reported claims that are unpaid and all incurred but not reported claims as of the Close of the Offering Date. All treatments which have been pre-certified for or are being provided on an on-going basis to a Transferred Individual under the PepsiCo Health and Welfare Plans as of the Close of the Offering Date shall continue to be provided without interruption under the appropriate PBG Health and Welfare Plan until such treatment is concluded or discontinued pursuant to applicable plan rules and limitations, and PBG and the PBG Health and Welfare Plans shall be responsible for all Liabilities relating to, arising out of, or resulting from such pre-certified or on-going treatments as of the Close of the Offering Date. Unless otherwise provided in this Agreement, PBG shall not be entitled to assets associated with any PepsiCo Health and Welfare Plan. Notwithstanding any of the foregoing in this Section 5.01: (i) PepsiCo shall transfer to PBG any reserve maintained on PepsiCo's books as of the Offering Date in respect of claims incurred but not reported with respect to Transferred Individuals; and (ii) neither PBG nor a PBG Health and Welfare Plan shall assume any Liability with respect to a claim incurred on or prior to the Close of the Offering Date for which PepsiCo or a PepsiCo Health and Welfare Plan has insurance coverage. Furthermore, PBG shall pay to PepsiCo any accrued but unpaid premiums for insurance coverage in respect of periods prior to the Offering Date.

5.02     ESTABLISHMENT OF PBG LTD VEBA

         On or before the Offering Date, PBG shall establish, or cause to be established, the PBG LTD VEBA, for the purpose of funding long-term disability benefits under the PBG Health and Welfare Plans. Such trust shall constitute a voluntary employees' beneficiary association under Code Section 501(c)(9) which is exempt from the imposition of federal income tax under Code Section 501(a), and shall meet the requirements of Code Sections 419 and 419A.

5.03     LTD VEBA ASSET TRANSFERS

         This Section 5.03 shall govern the transfer of assets from the PepsiCo LTD VEBA to the PBG LTD VEBA. Before the Offering Date, PepsiCo shall determine the aggregate present value, as of December 31, 1998, of the future benefit obligations of each PepsiCo Plan funded by the PepsiCo LTD VEBA ("VEBA Plans") separately with respect to two groups of individuals referred to herein as the "Transferred LTD Individuals" and the "PepsiCo LTD Individuals." For purposes of this Section 5.03, the composition of these two groups of individuals shall be as follows:
(a) the "Transferred LTD Individuals" group shall be comprised of the Transferred Individuals who, as of December 31, 1998, are eligible to receive benefits under a VEBA Plan or whose dates of disability occurred on or before December 31, 1998, and who subsequently, but for the application of this Agreement and without any intervening period of active employment, would become eligible for benefits under a VEBA Plan; and (b) the "PepsiCo LTD Individuals" group shall be comprised of all individuals (including Transferred LTD Individuals) who, as of the December 31, 1998, are eligible to receive benefits under a VEBA Plan or whose date of disability occurred on or before December 31, 1998, and who subsequently, but for the application of this Agreement and without an intervening period of active employment, would become eligible for benefits under a VEBA Plan. These aggregate present values of future benefit obligations shall be determined by the actuary appointed by PepsiCo, for purposes of providing necessary actuarial services for the PepsiCo LTD VEBA, using the following actuarial methodology: (a) each aggregate present value of future benefit obligation amount shall be equal to the disabled life reserve (inclusive of the incurred but not reported ("IBNR") reserve through December 31, 1998 but exclusive of IBNR thereafter) for the applicable population and VEBA Plan calculated as of December 31, 1998 using census information for the applicable population requested from the third-party administrator (Aetna) which is as of December 31, 1998; (b) the actuarial basis for each disabled life reserve will be calculated using an interest rate assumption of 7% compounded annually and a termination of disability assumption based on rates of recovery and mortality developed from the 1975 study of the Society of Actuaries of experience under Group LTD policies for durations of disablement of three years or less; (c) for durations of disablement in excess of three years, assumed terminations shall be based on a modification of the 1952 Disability Study. As soon as practicable after such aggregate present value of future benefit obligation determinations are made, there shall be segregated within the PepsiCo LTD VEBA an amount of assets having a fair market value on the date of segregation equal to the amount calculated as [(A)/(B)] x (C), where "(A)" is the aggregate present value of future benefit obligations of the VEBA Plans determined as described above for Transferred LTD Individuals; "(B)" is the aggregate present value of future benefit obligations of the VEBA Plans determined as described above for PepsiCo LTD Individuals; and "(C)" is the market value of the PepsiCo LTD VEBA assets on the date of segregation. This amount is referred to herein as "PBG LTD VEBA Amount." Commencing on the date that such segregation of assets occurs, PepsiCo shall direct the trustee of the PepsiCo LTD VEBA to separately account for payments made with respect to Transferred LTD Individuals and deduct such payments from the PBG LTD VEBA Amount. As soon as practicable after the Offering Date, PepsiCo shall direct the trustee of the PepsiCo LTD VEBA to transfer cash to the trustee of the PBG LTD VEBA in an amount equal to the PBG LTD VEBA Amount, less claims payments and administrative and trust expenses deducted from such PBG LTD VEBA Amount through the Offering Date, plus a proportionate amount of the earnings related to such LTD VEBA Amount, and PBG shall direct the trustee of the PBG LTD VEBA to accept such cash transfer, including any adjustments or subsequent true-ups with respect thereto. In addition, as soon as practicable after the Offering Date, PepsiCo shall transfer to PBG an additional amount in cash equal to the premiums paid with respect to

Transferred Individuals, less payments made with respect to such Transferred Individuals who have been approved for long-term disability after January 1, 1999, in respect of the period commencing on January 1, 1999 and ending on the Offering Date. At the request of PepsiCo, PBG shall establish the PBG LTD VEBA before the Offering Date and shall accept the transfer of assets and Liabilities from the PepsiCo LTD VEBA (in connection with the VEBA Plans' Transferred Individuals) before such Offering Date. All contributions in respect of Transferred Individuals after the date on which such assets and Liabilities are transferred shall be placed in the PBG LTD VEBA.

5.04     CONTRIBUTIONS TO, INVESTMENTS OF, AND DISTRIBUTIONS FROM LTD VEBAS

         PepsiCo shall have sole authority to direct the trustee of the PepsiCo LTD VEBA, as to the timing and manner of any contributions to the PepsiCo LTD VEBA, the investment of any trust assets, and the distributions and/or transfers of trust assets, in accordance with applicable law to PepsiCo, PBG, any Participating Company in the trusts, any paying agent, any successor trustee, or any other Person.

5.05     VENDOR CONTRACTS

         (a) ASO CONTRACTS, GROUP INSURANCE POLICIES, HMO AGREEMENTS, AND LETTERS OF UNDERSTANDING

                (1) Before the Offering Date, PepsiCo shall, in its sole discretion, take such steps as are necessary under each ASO Contract, Group Insurance Policy, HMO Agreement, letter of understanding, and arrangement in existence as of the date of this Agreement to permit PBG to participate in the terms and conditions of such ASO Contract, Group Insurance Policy, HMO Agreement, letter of understanding, or arrangement from Immediately after the Offering Date through December 31, 1999. PepsiCo, in its sole discretion, may cause one or more of its ASO Contracts, Group Insurance Policies, HMO Agreements, letters of understanding, and arrangements into which PepsiCo enters after the date of this Agreement to allow PBG to participate in the terms and conditions thereof. Nothing contained in this Section 5.05(a) shall preclude PepsiCo from choosing to enter into ASO Contracts, Group Insurance Policies, HMO Agreements, letters of understandings, or other arrangements with new or different vendors.

                (2) PepsiCo shall have the right to determine, and shall promptly notify PBG of, the manner in which PBG's participation in the terms and conditions of ASO Contracts, Group Insurance Policies, HMO Agreements, letters of understanding and arrangements as set forth above shall be effectuated. Such terms and conditions shall include the financial and termination provisions, performance standards, methodologies, auditing policies, quality measures, reporting requirements, and target claims. PBG hereby authorizes PepsiCo to act on its behalf to extend to PBG the terms and conditions of the ASO Contracts, Group Insurance Policies, HMO Agreements, and letters of understanding and arrangements. PBG shall fully cooperate with PepsiCo in such efforts, and, for periods through December 31, 1999, PBG shall not perform any act, including discussing any alternative arrangements with any third party, or fail to take any action that would prejudice PepsiCo's efforts and financial arrangements under the Health and Welfare Plans.

         (b)    EFFECT OF CHANGE IN RATES

         PepsiCo and PBG shall use their reasonable best efforts to cause each of the insurance companies, HMOs, paid provider organizations and third-party administrators providing services and benefits under the PepsiCo Health and Welfare Plans and the PBG Health and Welfare Plans to maintain the premium and/or administrative rates based on the aggregate number of participants in the PepsiCo Health and Welfare Plans and the PBG Health and Welfare Plans, from the Close of the Offering Date through December 31, 1999, separately rated or adjusted for the demographics, experience or other relevant factors related to the covered participants of PepsiCo and PBG, respectively. To the extent they are not successful in such efforts, PepsiCo and PBG shall each bear the revised premium or administrative rates for health and welfare benefits attributable to the individuals covered by their respective Health and Welfare Plans.

5.06     PEPSICO SALARY CONTINUATION

         Any final determination made or settlements entered into by PepsiCo with respect to claims incurred under the PepsiCo Salary Continuation Plan by Transferred Individuals prior to the Offering Date shall be final and binding. PepsiCo shall transfer to PBG, effective Immediately after the Offering Date, and PBG shall assume responsibility for (i) administering all claims incurred by Transferred Individuals before the Close of the Offering Date that are administered by PepsiCo as of the Close of the Offering Date, and (ii) all Liabilities under the PepsiCo Salary Continuation Plan to Transferred Individuals as of the Close of the Offering Date, in the same manner, and using the same methods and procedures, as PepsiCo used in determining and paying such claims. Effective Immediately after the Offering Date, PBG shall have sole discretionary authority to make any necessary determinations with respect to such claims, including entering into settlements with respect to such claims, and shall be solely responsible for any costs, liabilities or related expenses of any nature whatsoever related to such claims, payments or obligations.

5.07     POST-EMPLOYMENT HEALTH AND LIFE INSURANCE BENEFITS

         As soon as practicable after the Offering Date, PBG shall determine all Transferred Individuals who are, to the best knowledge of PBG, receiving post-employment health coverage and/or post-employment life insurance coverage under the PepsiCo Health and Welfare Plans as of the Close of the Offering Date, and the type of post-employment health coverage and the level of post-employment life insurance coverage for which they are eligible, as applicable. With respect to Transferred Individuals receiving post-employment health benefits or post-employment life insurance benefits under the PepsiCo Health and Welfare Plans as of the Close of the Offering Date, PBG agrees to provide post-employment health and post-employment life insurance benefits Immediately after the Offering Date which are substantially the same as those post-employment health and post-employment life insurance benefits to which they were entitled under the PepsiCo Health and Welfare Plans as of the Close of the Offering Date. Nothing contained in the Section 5.07 shall preclude PBG from amending or terminating its post-employment health and post-employment life insurance plans after the Offering Date. This Section 5.07 shall also apply to Transferred Individuals on long-term disability as of the Close of the Offering Date.

5.08     COBRA AND HIPAA

         Effectively Immediately after the Offering Date, PBG or a member of the PBG Group shall be responsible for administering compliance and providing coverage in accordance with the health care continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and the portability requirements (including the requirements for issuance of certificates of creditable coverage) under the Health Insurance Portability and Accountability Act of 1996 with respect to (a) all Transferred Individuals and any beneficiaries and dependents thereof who experienced a COBRA qualifying event or loss of coverage under the PepsiCo Health and Welfare Plans at any time through the Close of the Offering Date; and (b) all Transferred Individuals and other employees and former employees of PBG or a member of the PBG Group and any beneficiaries and dependents thereof who experience a COBRA qualifying event or loss of coverage under the PBG Health and Welfare Plans after the Close of the Offering Date. Effective Immediately after the Offering Date, PBG or a member of the PBG Group shall be responsible for filing all necessary employee change notices with respect to these persons identified in Section 5.08(a) and (b) above in accordance with applicable law.

5.09     LEAVE OF ABSENCE PROGRAMS

         Effective Immediately after the Offering Date, PBG or a member of the PBG Group shall assume sole responsibility for the administration and compliance of all leaves of absences and related programs (including compliance with the Family and Medical Leave Act) affecting Transferred Individuals.

5.10     POST-OFFERING TRANSITIONAL ARRANGEMENTS

         (a)    CONTINUANCE OF ELECTIONS, CO-PAYMENTS, AND MAXIMUM BENEFITS

                (1) PBG shall cause the PBG Health and Welfare Plans to recognize and maintain all coverage and contribution elections made by Transferred Individuals under the PepsiCo Health and Welfare Plans in effect for the period immediately prior to the Offering Date and shall apply such elections under the PBG Health and Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable (subject to applicable election change rights). PepsiCo shall cause the claims administrator for the PepsiCo Health and Welfare Plans to transfer to the claims administrator for the PBG Health and Welfare Plan all data necessary to maintain such coverage and elections.

                (2) PBG shall cause the PBG Health and Welfare Plans to recognize and give credit for (A) all amounts applied to deductibles, out-of-pocket maximums, and other applicable benefit coverage limits with respect to such expenses which have been incurred by Transferred Individuals under the PepsiCo Health and Welfare Plans for the remainder of the benefit limit year in which the Offering occurs, and (B) all benefits paid to Transferred Individuals under the PepsiCo Health and Welfare Plans, during and prior to the benefit limit year in which the Offering occurs, for purposes of determining when such persons have reached their lifetime maximum benefits under the PBG Health and Welfare Plans.

                (3) Subject to Section 5.08, PBG shall recognize and cover under the PBG Health and Welfare Plans all eligible employee populations covered by the PepsiCo Health and Welfare Plans (pertaining to Transferred Individuals) as of the Close of the Offering Date (determined under the applicable Plan documents), including all categories of part-time employees (which are fully or partially eligible for employer contributions).

                (4) PBG shall (A) provide coverage to Transferred Individuals under the PBG Health and Welfare Plans without the need to undergo a physical examination or otherwise provide evidence of insurability, and (B) recognize and maintain all irrevocable assignments and elections made by Transferred Individuals in connection with their life insurance coverage under the PepsiCo Health and Welfare Plans and any predecessor plans.

         (b)    ADMINISTRATION

           (1) COORDINATION OF BENEFITS FOR SPOUSES AND DEPENDENTS

         Effective as of the earlier of the first January 1 or the first status change (as defined under the PBG Health and Welfare Plans) that occurs after the Offering Date, PBG shall cause the PBG Health and Welfare Plans to permit eligible Transferred Individuals to cover their lawful spouses as dependents if such lawful spouses are active or retired PepsiCo employees (but were not otherwise covered as a dependent under the PepsiCo Health and Welfare Plans or other PepsiCo Plans due to their previous status as both employee and dependent of a PepsiCo employee). As of the earlier of the first January 1 or the first status change (as defined under the PBG Health and Welfare Plans) that occurs Immediately after the Offering Date, PepsiCo shall cause the PepsiCo Health and Welfare Plans to permit eligible PepsiCo employees to cover their lawful spouses as dependents if such lawful spouses are active or retired PBG employees. All benefits provided under any such Health and Welfare Plans to a lawful spouse or dependent of the other company's employees shall be coordinated pursuant to the terms and conditions of the applicable PepsiCo and PBG Plans.

              (2) HEALTH CARE FINANCING ADMINISTRATION DATA MATCH

         Effective Immediately after the Offering Date, PBG shall assume all Liabilities relating to, arising out of or resulting from claims verified by PepsiCo or PBG under the Health Care Financing Administration data match reports that relate to Transferred Individuals. PBG and PepsiCo shall share all information necessary to verify Health Care Financing Administration data match reports regarding Transferred Individuals. PBG shall not change any employee identification numbers assigned by PepsiCo without notifying PepsiCo of the change and the new Employee Identification Number.

         (c)    PEPSICO REIMBURSEMENT PLANS

         To the extent any Transferred Individual contributed to an account under the PepsiCo Reimbursement Plans during the calendar year that includes the Offering Date, effective Immediately after the Offering Date, PBG shall recognize any such Transferred Individual's account balance, determined as of the Close of the Offering Date, and PBG shall thereafter be solely responsible for making any and all payments relative to such account balance of the

Transferred Individual for all claims during such calendar year under the PBG health care reimbursement plan or PBG Dependent Care Reimbursement Plan.

5.11     SEVERANCE PROGRAMS

         Effective Immediately after the Offering Date, PBG shall be responsible for all Liabilities relating to the Pepsi-Cola Bottling Company Severance Plan and all other severance programs and obligations, both written and unwritten, that may pertain to Transferred Individuals. Effective no later than the Close of the Offering Date, PBG shall substitute itself or another member of the PBG Group for PepsiCo as the plan sponsor and administrator of the Pepsi-Cola Bottling Company Severance Plan. Effective Immediately after the Offering Date, PBG shall amend, or shall cause the member of the PBG Group that is substituted for PepsiCo as the plan sponsor, to amend the Pepsi-Cola Bottling Company Severance Plan, with respect to Transferred Individuals whose employment is terminated after the Close of the Offering Date, to (i) eliminate coverage for all employees who, as of the Close of the Offering Date, are employees of Pepsi-Cola Company of North America's concentrate business, and (ii) remain and otherwise modify such plan to remove any reference to the Pepsi-Cola Bottling Company. Furthermore, PBG shall be solely responsible for all Liabilities in connection with each Individual Agreement. As of the date of this Agreement, PepsiCo has, to its best knowledge, provided PBG with a copy of each Individual Agreement.

5.12     APPLICATION OF ARTICLE 5 TO THE PBG GROUP

         Any reference in this Article 5 to "PBG" shall include a reference to another member of the PBG Group when and to the extent PBG has caused the other member of the PBG Group to (a) become a party to an ASO Contract, Group Insurance Policy, HMO Agreement, letter of understanding or arrangement associated with a PBG Health and Welfare Plan, (b) become a self-insured entity for the purposes of one or more PBG Health and Welfare Plans, (c) assume all or a portion of the Liabilities or, subject to the terms and conditions of the Shared Services Agreement, the administrative responsibilities with respect to benefits which arose before the Close of the Offering Date under a PepsiCo Health and Welfare Plan and which were expressly assumed by PBG pursuant to this Agreement, or (d) take any other action, extend any coverage, assume any other Liability or fulfill any other responsibility that PBG would otherwise be required to take under the terms of this Article 5, unless it is clear from the context that the particular reference is not intended to include another member of the PBG Group. In all such instances in which a reference in this Article 5 to "PBG" includes a reference to another member of the PBG Group, PBG shall be responsible to PepsiCo for ensuring that the other member of the PBG Group complies with the applicable terms of this Agreement and that the Transferred Individuals employed by such member of the PBG Group shall have the same rights and entitlements to benefits under the applicable PBG Health and Welfare Plans that the Transferred Individual would have had, if he or she had instead been employed by PBG.

                                     ARTICLE
                                        6
                               EXECUTIVE PROGRAMS


6.01     ASSUMPTION OF OBLIGATIONS

         Consistent with the principles set forth in Article 2 and except as otherwise provided herein, effective Immediately after the Offering Date, the PBG Group shall assume and be solely responsible for all Liabilities to or relating to Transferred Individuals under all PepsiCo Executive Programs. PBG shall be solely responsible for all such Liabilities, notwithstanding any failure by PBG to complete its obligations under this Article 6.

6.02     SHORT-TERM INCENTIVE PLANS

         With respect to all Awards that would otherwise be payable under a PepsiCo Short-Term Incentive Plan to Transferred Individuals for the 1999 performance year, PBG shall be solely responsible for determining (a) the extent to which established performance criteria have been met, and (b) the payment level for each Transferred Individual for the 1999 performance year, and PBG shall be solely responsible for paying all such Awards. Nothing contained in this Section 6.02 shall entitle PBG to any contributions from PepsiCo for any Short-Term Incentive Plan payment made by PBG under this Section.

6.03     LONG-TERM INCENTIVE PLAN AND STOCK OPTION INCENTIVE PLAN

         The treatment of outstanding Awards described in this Section 6.03 shall apply to Transferred Individuals, including Transferred Individuals who are compensated under a payroll which is administered outside the 50 United States, its territories and possessions, and the District of Columbia; PROVIDED, HOWEVER, if such treatment is not legally permitted, or results in adverse consequences for PepsiCo, any of its affiliates or the Transferred Individual, as determined by PepsiCo in its sole discretion, PepsiCo may determine, in its sole discretion, a different treatment.

         (a)      STOCK OPTIONS

         Effective Immediately after the Offering Date, each Award or grant, regardless of the date granted, that is outstanding under the PepsiCo Stock Option Incentive Plan or PepsiCo Long-Term Incentive Plan, as of the Close of the Offering Date for Transferred Individuals shall continue to be held as an option for PepsiCo Capital Stock under the PepsiCo Stock Option Incentive Plan and PepsiCo Long-Term Incentive Plan, whichever is applicable. Such Award or grant shall remain outstanding (subject to the terms and conditions of the grant or award in effect as of the Offering Date) under the PepsiCo Stock Option Incentive Plan or PepsiCo Long-Term Incentive Plan, whichever is applicable, after the Offering Date; PROVIDED, HOWEVER, that Transferred Individuals shall not be deemed to have terminated employment under the PepsiCo Stock Option Incentive Plan or PepsiCo Long-Term Incentive Plan, whichever is applicable, until such time as they have terminated employment from the PBG Group. Subject to the terms of the Shared Services Agreement, PepsiCo shall continue to be fully responsible for administering and providing for the recordkeeping for such Transferred Individuals' PepsiCo options under the PepsiCo Stock Option Incentive Plan or PepsiCo Long Term Incentive Plan in a manner consistent with the provisions of such plans. The determination of which company shall be entitled to any tax deduction and any other treatment related to any such tax deduction (federal and state) and which company shall be responsible for withholding and initial payment of any and all payroll taxes with respect to the exercise of such PepsiCo stock options shall be made by PepsiCo in accordance with applicable provisions of the Tax Separation Agreement. Notwithstanding anything to the contrary in this Agreement or the Tax Separation Agreement, regardless of which party initially pays the payroll taxes, recordkeeping, plan maintenance and administrative costs and fees associated with such PepsiCo options, PBG shall bear the full cost of all such payroll taxes, recordkeeping, plan maintenance, and administrative costs and fees associated with such PepsiCo options (for Transferred Individuals). At the end of each of PepsiCo's accounting periods, PBG shall report to PepsiCo in writing all changes in employment status with respect to Transferred Individuals who hold PepsiCo options under such plans, and shall cooperate in all respects with PepsiCo with respect to the tax and financial reporting obligations and related deductions to be calculated or otherwise determined under this Agreement. Specifically, if requested to do so by PepsiCo and to the extent permitted under applicable law, PBG shall act as PepsiCo's pay agent with respect to reporting income realized by Transferred Individuals as a result of any option exercises.

          (b)    1996 PERFORMANCE UNITS

         PepsiCo shall cause each Award under the PepsiCo Long-Term Incentive Plan consisting of PepsiCo performance unit awards based on the 1996 award year that is (A) outstanding as of the Close of the Offering Date, and (B) is held by a Transferred Individual who, as of Immediately after the Offering Date, is an active employee of, or on leave of absence from and is expected to return to employment with, the PBG Group, to remain an outstanding Award under the PepsiCo Long-Term Incentive Plan under the terms and conditions of such performance unit award in effect as of the Offering Date; PROVIDED, HOWEVER, that (i) Transferred Individuals shall not be deemed to have terminated employment under the PepsiCo Long-Term Incentive Plan until such time as they have terminated employment from the PBG Group, and (ii) PepsiCo, in its sole discretion, shall determine the extent to which PBG shall undertake responsibility for the administration and related recordkeeping for Awards for Transferred Individuals, including the decision to transfer all related recordkeeping and administration to PBG. Notwithstanding the foregoing, for purposes of determining whether any performance unit targets have been attained for Awards from the 1996 award year,
(i) performance shall be measured based on the consolidated performance of PepsiCo and PBG for the 1996 through 1999 performance period, as determined by PepsiCo, and (ii) the measurement cycle, payout dates, and other terms and conditions shall remain unchanged except as modified by PepsiCo, in its sole discretion, or as modified in this subpart (b) for termination of employment. PBG agrees to furnish PepsiCo with such data and information as may be necessary for PepsiCo to determine consolidated performance results for the applicable performance period and PepsiCo, in its sole discretion, shall determine whether and to what extent performance criteria or targets have been attained, and may make such adjustments as it deems necessary to determine financial performance. PepsiCo shall be responsible for all payments under the PepsiCo Long-Term Incentive Plan for the 1996 award year.

         (c)    1998 AND LATER VARIABLE AWARDS

         To the extent a Transferred Individual has an Award under the PepsiCo Long-Term Incentive Plan consisting of a "variable award" from the 1998 award year or later that is (A) outstanding as of the Close of the Offering Date, and
(B) held by a Transferred Individual who, as of Immediately after the Offering Date, is an active employee of, or on leave of absence from and expected to return to employment with the PBG Group, PBG agrees to assume and be solely responsible for such Award under the PBG Long-Term Incentive Plan. Other than the performance measures, each such Award assumed by PBG under the PBG Long-Term Incentive Plan shall otherwise have the same terms and conditions (including the performance period) as were applicable to the corresponding PepsiCo Award as of the Close of the Offering Date, except that references to PepsiCo and its affiliates shall be amended to refer to PBG and its affiliates. PBG shall assume all such Awards effective Immediately after the Offering Date. For purposes of determining whether a "variable award" target has been attained for the 1998 award year and any subsequent year Awards, PBG shall be required to measure its performance based solely on PBG's performance during the performance period and PepsiCo shall have no responsibility, financial or otherwise, to Transferred Individuals for these 1998 or later Awards. To the extent any Award has been assumed by PBG, any options granted by reason of such Awards shall be in the form of PBG Capital Stock. PBG shall be solely responsible for all such Liabilities and Awards of stock options in PBG stock and issuance of any PBG stock.

6.04     DEFERRAL PROGRAMS

         (a)    PEPSICO EXECUTIVE INCOME DEFERRAL PROGRAM

                (1)   TRANSFERRED INDIVIDUALS WHO ARE ACTIVE EMPLOYEES OF PBG

                Immediately after the Offering Date, the Liability with respect to the balance of any Transferred Individual who is actively employed by a member of the PepsiCo Group as of the Close of the Offering Date in an account under the PepsiCo Executive Income Deferral Program as of the Close of the Offering Date shall be transferred to the PBG Executive Income Deferral Program. The parties shall enter into a Shared Services Agreement pursuant to which PepsiCo shall, for a period of time to be set forth in that agreement, administer the PBG Executive Income Deferral Program, at PBG's expense. PBG agrees to maintain the PBG Executive Income Deferral Program (A) so as to continue all elections by Transferred Individuals under the PepsiCo Executive Income Deferral Program, and (B) in a manner that will ensure that as of the Close of Offering Date, the investment alternatives will be substantially the same; PROVIDED, HOWEVER, that after the Offering Date, PBG may, in its discretion, amend, modify or terminate the PBG Executive Income Deferral Program in any way, including, but not limited to, amending the investment alternatives and the procedures for making investment elections. Notwithstanding the foregoing, the PBG Executive Income Deferral Program shall allow account balances invested in whole or in part in PepsiCo phantom shares as of the Close of the Offering Date to continue as investments in phantom shares of PepsiCo for the period commencing on the Offering Date and ending no sooner than December 31, 2000.

                  (2)    TRANSFERRED INDIVIDUALS WHO ARE NOT ACTIVE EMPLOYEES OF
PBG

                  The Liability with respect to the balance of any Transferred Individual under the PepsiCo Executive Income Deferral Program who, as of the Close of the Offering Date, is not an active employee of or on leave of absence from and expected to return to employment with, the PBG Group, in an account under the PepsiCo Executive Income Deferral Program as of the Close of the Offering Date shall remain an obligation of PepsiCo under the PepsiCo Executive Income Deferral Program and shall not be transferred to PBG.

                  (3)    TRANSITION INDIVIDUALS

                  The PepsiCo Executive Income Deferral Program shall allow the account balance of a Transition Individual that is invested in whole or in part in PBG phantom shares as of the date such Transition Individual's employment is transferred to the PepsiCo Group to continue as an investment in phantom shares of PBG for the period commencing on the date of such transfer and ending no sooner than December 31, 2000.

         (b)    PEPSICO PERFORMANCE SHARE UNIT DEFERRAL PROGRAM

         Immediately after the Offering Date, any obligations or Liabilities with respect to the account balance of any Transferred Individual, who is actively employed as of the Close of the Offering Date, under the PepsiCo share unit deferral program as of the Close of the Offering Date shall be transferred to and assumed by PBG under the PBG performance share unit deferral program.

                PBG agrees to maintain and continue all elections by Transferred Individuals under the PepsiCo performance share unit deferral program, and to provide, as of the Close of the Offering Date, substantially the same investment choices as provided by the PepsiCo performance share unit deferral program. After the Close of the Offering Date, PBG may, in its discretion, amend, modify or terminate the PBG performance share unit deferral program in any way, including, but not limited to, amending the investment alternatives and the procedures for making investment elections. Notwithstanding the foregoing, the PBG performance share unit deferral program shall allow account balances invested in whole or in part in PepsiCo phantom shares as of the Close of the Offering Date to continue as investments in phantom shares of PepsiCo for the period commencing on the Offering Date and ending no sooner than December 31, 2000.

         (c)    PEPSICO OPTION GAINS DEFERRAL PROGRAM

         Effective as of the Close of the Offering Date, any obligations or Liabilities with respect to the balance of any Transferred Individual under the PepsiCo Executive Income Deferral Program's option gains deferral program (known as the "PepsiCo Option Gains Deferral Program") shall be transferred to and assumed by PBG under the PBG Executive Income Deferral Program's option gains deferral program (known as the "PBG Option Gains Deferral Program"). After the Close of the Offering Date, PBG shall have the right to amend or modify the investment options under the PBG Option Gains Deferral Program, PROVIDED, HOWEVER, that the PepsiCo phantom stock investment account shall continue as an investment option under the PBG Option Gains Deferral Program (for deferrals prior to the Offering Date) for the period commencing on the Offering Date and ending no sooner than December 31, 2000. PBG agrees to maintain and administer the current deferrals under the PepsiCo Option Gains Deferral Program, as of the Close of the Offering Date, so as to maintain and continue all elections by Transferred Individuals under the PepsiCo Option Gains Deferral Program; PROVIDED, HOWEVER, that Transferred Individuals shall not be permitted to defer any gains by reason of the exercise of any option after the Close of the Offering Date under the PepsiCo Long-Term Incentive Plan and Transferred Individuals shall not be credited with any phantom PepsiCo stock, stock units, or dividend equivalents under the PBG Option Gains Deferral Program with respect to any deferral elections made after the Close of the Offering Date.

6.05     EXECUTIVE LOAN PROGRAM

         On and after the Offering Date, PepsiCo shall (i) continue to administer the Transferred Individuals' loans under the PepsiCo Executive Loan Program and (ii) continue to retain PepsiCo options as security for any outstanding loan.

6.06     SPLIT-DOLLAR AGREEMENTS

         PepsiCo and PBG shall take all actions necessary or appropriate to assign to PBG, PepsiCo's rights, titles and interests in the split-dollar life insurance policies issue to or with respect to Transferred Individuals under the PepsiCo Split Dollar Insurance Program by the Principal and New England Mutual Life Insurance Companies (or their successors in interest), effective Immediately after the Offering Date. Such actions shall include PBG's acceptance of any collateral assignments, policy endorsements or such other documentation executive by or on behalf of Transferred Individuals or any trustee of any trust to which such Transferred Individuals' policy rights or incidents of ownership under the split-dollar life insurance policies have been assigned, and PBG's entering into such agreements as may be necessary to fulfill any obligations of PepsiCo to any insurance company or insurance agent or broker under the assigned split dollar life insurance policies. Effective Immediately after the Offering Date, PBG shall assume and be solely responsible for all Liabilities and shall be entitled to all benefits of PepsiCo under such split-dollar life insurance policies and any related agreements entered in to by Transferred Individuals or the trustees of their respective trusts.

6.07     STOCK OPTION RECORDKEEPING ACCOUNTS

         PepsiCo and PBG shall make their reasonable best efforts to provide accurate, timely information with respect to stock options granted Transferred Individuals under the PepsiCo Stock Option Incentive Plan, PepsiCo Long-Term Incentive Plan and the PBG Long-Term Incentive Plan. Whichever of PepsiCo or PBG controls, and is responsible for providing the information to a recordkeeper, that employer may take such action as is necessary to effectuate a correction of any erroneous or inaccurate information provided to the recordkeepers of the PBG Long-Term Incentive Plan, the PepsiCo Stock Option Incentive Plan, and/or the PepsiCo Long-Term Incentive Plan. On or after the Close of the Offering Date, PepsiCo shall be under no obligation to accept any data correction with respect to any PBG employee's eligibility for stock option grants under a PepsiCo Plan. PBG agrees that in the event that any stock option is incorrectly or erroneously exercised under the PepsiCo Stock Option Incentive Plan or the PepsiCo Long-Term Incentive Plan, due to the untimely or inaccurate transmission of data by

PBG to the recordkeeper of the PepsiCo Stock Option Incentive Plan or the PepsiCo Long-Term Incentive Plan, PBG shall indemnify PepsiCo and hold PepsiCo and its directors, officers, employees, and the Plans harmless for any Liabilities arising as a result of such transaction, including reimbursing PepsiCo for amounts paid to any individual by reason of the improper exercise of an option. PepsiCo agrees that in the event that any stock option is incorrectly or erroneously exercised under the PepsiCo Stock Option Incentive Plan or the PepsiCo Long-Term Incentive Plan, due to the untimely or inaccurate transmission of data by PepsiCo to the recordkeeper of the PepsiCo Stock Options Incentive Plan or the PepsiCo Long-Term Incentive Plan, PepsiCo shall indemnify PBG and hold PBG and its directors, officers, employees, and the Plans harmless for any Liabilities arising as a result of such transaction.

         PBG shall be responsible for the integrity of any data or information that it provides to the recordkeeper of the PepsiCo Stock Option Incentive Plan or the PepsiCo Long-Term Incentive Plan. PBG agrees to provide to PepsiCo unlimited access to records in its possession which may be relevant to eligibility, vesting, exercise or other aspects of the PepsiCo Stock Option Incentive Plan or the PepsiCo Long-Term Incentive Plan with respect to any Transferred Individual or Transition Individual.

         PBG shall provide or cause to be provided all such information as may be reasonably necessary or required by PepsiCo, in its sole discretion, to prepare any financial returns, records, or reports and shall provide such information on a timely basis sufficiently far in advance to permit the orderly preparation and filing of such financial returns, records, and reports.

6.8      AUTOMOBILE PROGRAM

         As of the Offering Date, PBG shall assume all of PepsiCo's Liabilities and obligations with respect to the motor vehicles leased by PepsiCo for Transferred Individuals pursuant to lease agreements under the PepsiCo Executive Automobile Program.

                                     ARTICLE
                                        7
                             MISCELLANEOUS BENEFITS


7.01     SHAREPOWER PLAN

         (a)    TREATMENT OF OUTSTANDING GRANTS UNDER PEPSICO SHAREPOWER PLAN

         Effective Immediately after the Offering Date, all outstanding stock option grants under the PepsiCo SharePower Plan as of the Close of the Offering Date for all Transferred Individuals shall continue to be held as options for PepsiCo Capital Stock and shall remain under the PepsiCo SharePower Plan after the Offering Date. Such stock option grants shall continue to be exercisable under the PepsiCo SharePower Plan in accordance with the terms in effect as of the date of the Offering Date, except that Transferred Individuals shall not be deemed to have terminated employment under the PepsiCo SharePower Plan until such time as they have terminated employment from PBG. At the end of each of PepsiCo's accounting periods, PBG shall report to PepsiCo all changes in employment status with respect to Transferred Individuals who continue to hold options under the PepsiCo SharePower Plan. PBG, as PepsiCo's agent solely for this purpose, shall be fully responsible for administering and providing for the recordkeeping for such PepsiCo options under the PepsiCo SharePower Plan in a manner consistent with provisions of such plan. The determination of which company shall be entitled to any tax deduction and any other treatment related to any such tax deduction (federal and state) and which company shall be responsible for withholding and initial payment of any and all payroll taxes with respect to the exercise of such PepsiCo stock options shall be made by PepsiCo in accordance with applicable provisions of the Tax Separation Agreement. Notwithstanding anything to the contrary in this Agreement or the Tax Separation Agreement, regardless of which party initially pays the payroll taxes, recordkeeping, plan maintenance and administrative costs and fees associated with such PepsiCo options, PBG shall bear the full cost of all such payroll taxes, recordkeeping, plan maintenance, and administrative costs and fees associated with such PepsiCo options (for Transferred Individuals). PBG shall cooperate in all respects with PepsiCo with respect to the tax and financial reporting obligations and related deductions to be calculated or otherwise determined under this Agreement. Specifically, if requested to do so by PepsiCo and to the extent permitted by applicable law, PBG shall act as PepsiCo's pay agent with respect to reporting income realized by Transferred Individuals as a result of any option exercises.

         The foregoing shall apply to all Transferred Individuals, including those who are compensated under a payroll which is administered outside the 50 United States, its territories and possessions, and the District of Columbia; PROVIDED, HOWEVER, if such treatment is not legally permitted, or results in adverse tax consequence for PepsiCo or the Transferred Individual, as determined by PepsiCo in its sole discretion, PepsiCo may determine in its sole discretion, a different treatment.

         (b)    RECORDKEEPING ACCOUNTS

         PepsiCo and PBG shall make their reasonable best efforts to provide accurate, timely information with respect to stock options granted Transferred Individuals under the PepsiCo SharePower Plan. Whichever of PepsiCo or PBG controls, and is responsible for providing, the information to a recordkeeper, that employer may take such action as is necessary to effectuate a correction of any erroneous or inaccurate information provided to the recordkeepers of the SharePower Plan. On or after the Close of the Offering Date, PepsiCo shall be under no obligation to accept any data correction with respect to any PBG employee's eligibility for stock option grants. PBG agrees that in the event that any stock option is incorrectly or erroneously exercised under the PepsiCo SharePower Plan, due to the untimely or inaccurate transmission by PBG (or its agents) of data to the recordkeeper, PBG shall indemnify PepsiCo and hold PepsiCo and its directors, officers, employees and the Plans harmless for any Liabilities arising as a result of such transaction, including reimbursing PepsiCo for amounts paid to any individual by reason of the improper exercise of an option. PepsiCo agrees that in the event that any stock option is incorrectly or erroneously exercised under the SharePower Plan, due to the untimely or inaccurate transmission by PepsiCo of data to the recordkeeper, PepsiCo shall indemnify PBG and hold PBG and its directors, officers, employees, and the SharePower Plan harmless for any Liabilities arising as a result of such exercise.

         PBG shall be responsible for administering all grants of stock options under the PepsiCo SharePower Plan with respect to Transferred Individuals and for the integrity of any data or information that it provides to the recordkeeper. PBG agrees to provide to PepsiCo unlimited access to records in its possession which may be relevant to eligibility, vesting, exercise or other aspects of the PepsiCo SharePower Plan with respect to any Transferred Individual or Transition Individual.

         PBG shall provide or cause to be provided all such information as may be reasonably necessary or required by PepsiCo, in its sole discretion, to prepare any financial returns, records or reports and shall provide such information on a timely basis sufficiently far in advance to permit the orderly preparation and filing of such financial returns, records and reports.

7.02     STOCK PURCHASE PLAN

         With respect to all Transferred Individuals who have beneficial ownership of PepsiCo Capital Stock in the PepsiCo Stock Purchase Plan, as of the day after the purchase date under the PepsiCo Stock Purchase Plan coincident with or next following the Close of the Offering Date, no further purchases of PepsiCo Capital Stock shall be permitted by Transferred Individuals. To the extent permitted by the PepsiCo Stock Purchase Plan and applicable law, Transferred Individuals shall be permitted to retain beneficial ownership of PepsiCo Capital Stock in the PepsiCo Stock Purchase Plan, at PBG's expense, until at least December 31, 1999. As soon as practicable after December 31, 1999 (or earlier to the extent necessary under the terms of the PepsiCo Stock Purchase Plan or applicable law), PepsiCo shall (a) create individual accounts under the PepsiCo DRIP and transfer such PepsiCo Capital Stock to those accounts or (b) take such other action as may be mutually agreed to by PepsiCo and PBG.

                                     ARTICLE
                                        8
                            TRANSITIONAL ARRANGEMENTS


8.01     TRANSITION INDIVIDUALS/RECOGNITION OF SERVICE

         The parties intend that, for the duration of the Transition Period, the respective Plans of PepsiCo and PBG shall mutually recognize service, compensation, and other benefit determining factors (except as otherwise provided herein with respect to stock options) with respect to each Transition Individual as if the Transition Individual's service recognized by either the PepsiCo Group or the PBG Group, respectively, had been performed entirely for the Hiring Company. In this regard, in determining a Transition Individual's service under the Hiring Company's Pension Plan (for purposes of this Article "Pension Plan" shall mean the hourly and/or salaried pension plan), Pension Equalization Plan, Savings Plan, Stock Purchase Plan, Health and Welfare Plans, Executive Programs, vacation and payroll practices, and other Plans, the Hiring Company shall grant full credit for and recognition of the Transition Individual's service as such may be recognized under the above-mentioned plans and programs.

8.02     PENSION PLANS

         (a)   ASSUMPTION OF LIABILITIES/NONCOMMENCEMENT OF PENSIONS

         Effective as of the date a Transition Individual is transferred to a Hiring Company: (i) the Hiring Company's Pension Plan and Pension Equalization Plan shall assume and be solely responsible for all Liabilities to or relating to the Transition Individual under the Prior Company's Pension Plan and Pension Equalization Plan; and (ii) no pension benefits with respect to the Transition Individual from a Prior Company's Pension Plan or Pension Equalization Plan shall commence while he or she is employed by the Hiring Company.

         (b)    ASSET TRANSFERS

         PepsiCo or PBG, as applicable, shall arrange to transfer assets relating to the benefit of each Transition Individual under the Prior Company Pension Plan to the Hiring Company Pension Plan. The transfer of such assets shall occur after the end of each year in which a Transition Individual's employment is transferred, and a single net aggregate transfer shall take place in accordance with the procedures described in the following paragraph.

                The amount of assets to be transferred with respect to a Transition Individual shall be the Benefit Liability for such Transition Individual, calculated and paid as of (i) the first business day of the year following the year in which the Transition Individual's employment is transferred or (ii) if later, the date on which the assets are transferred; PROVIDED, HOWEVER, that such calculation shall be based on the Transition Individual's age, service and earnings as of the date his or her employment is transferred. The amount of assets so calculated shall be aggregated for all Transition Individuals transferring from PepsiCo to PBG and for all Transition Individuals transferring from PBG to PepsiCo. The company responsible for transferring the greater aggregate amount of assets shall subtract the aggregate amount of assets to be transferred from the other company, and shall arrange to transfer the net aggregate amount so calculated from its plan and trust to the other company's plan and trust.

8.03     SAVINGS PLAN

         Upon a Transition Individual's transfer to a Hiring Company (i) the Prior Company shall cause the account balances of the Transition Individual under the Prior Company's Savings Plan which are held by their related trusts to be transferred to the corresponding Hiring Company's Savings Plan and their related trusts as soon as practicable after the Transition Individual's date of transfer; and (ii) the Hiring Company shall cause the transferred account balances to be accepted by its plans and trusts; and (iii) as soon as the assets relating to the Transition Individual's account balances have been transferred, the Hiring Company's Savings Plan shall assume and be solely responsible for all Liabilities to or relating to the Transition Individual under the corresponding Prior Company's Savings Plan. If, at the time of transfer, the Transition Individual is unvested in any portion of his or her account under the Prior Company's Savings Plan, then, prior to the date of transfer, the Prior Company and Hiring Company shall agree on the treatment of such unvested portion. Assets may be transferred from the Prior Company Savings Plan to the Hiring Company Savings Plan in cash or in kind and, to the extent practicable, the Transition Individual's account balances shall be invested in comparable investment options under the Hiring Company Savings Plan as his or her account balances were invested under the Prior Company Savings Plan immediately before the transfer. No benefits with respect to the Transition Individual from a Prior Company's Savings Plan shall commence while he or she is employed by the Hiring Company.

8.04     HEALTH AND WELFARE PLANS

         (a)    CONTINUATION OF ELECTIONS, CO-PAYMENTS, AND MAXIMUM BENEFITS.

         To the extent permitted under applicable law, each of PepsiCo and PBG shall cause the Health and Welfare Plans of itself and its affiliates to recognize and maintain all coverage and contribution elections made by Transition Individuals under the Health and Welfare Plans of the other company and its affiliates. Each Hiring Company shall cause its Health and Welfare Plans to assume full responsibility for any payments due under such Health and Welfare Plans with respect to claims submitted by such Transition Individuals on and after the date of transfer, regardless of when such claim was incurred. Furthermore, each Hiring Company shall apply such elections under its Health and Welfare Plans for the remainder of the period or periods for which the elections are by their terms originally applicable; PROVIDED, HOWEVER, that the Hiring Company shall cause the Hiring Company Health and Welfare Plans to permit new coverage and contribution elections by Transition Individuals in the same manner as such elections were permitted by PepsiCo for transfers between its divisions before the Offering Date. Each of PepsiCo and PBG shall cause the Health and Welfare Plans of itself and its affiliates to recognize and give credit for all amounts applied to deductibles, out-of-pocket maximums, and other applicable benefit coverage limits with respect to the current year for Transition Individuals under the Health and Welfare Plans of the other company and its affiliates.

         (b)    REIMBURSEMENT PLANS

         To the extent any Transition Individual contributed to an account under a Prior Company's Reimbursement Plan during a calendar year falling within the Transition Period, the Prior Company shall be responsible for all claims incurred by such individual prior to his or her date of transfer. The Hiring Company shall allow each Transition Individual to make a new contribution election under the Hiring Company's Reimbursement Plan in accordance with the terms thereof.

8.05     EXECUTIVE PROGRAMS

         (a)    LONG-TERM INCENTIVE PLAN AND STOCK OPTION INCENTIVE PLAN

         Effective as of the date a Transition Individual is transferred to a Hiring Company, the Prior Company shall determine whether the Transition Individual shall retain such stock options, performance units and variable awards as were granted or awarded and in effect (as of the effective date of transfer) under the Prior Company Plans or, in consultation with the Hiring Company, shall direct the Hiring Company (and the Hiring Company shall be required to agree) to convert such stock options, performance units and variable awards to stock options, performance units and variable awards under the Hiring Company's Plans. Service with the Prior Company and the Hiring Company shall be mutually recognized under each company's Long-Term Incentive Plan and Stock Option Incentive Plan, as applicable. The Hiring Company and Prior Company shall mutually agree on which of them shall grant the Transition Individual a stock option in the year of transfer.

         (b)    DEFERRAL PROGRAMS

         Effective as of the date a Transition Individual is transferred to a Hiring Company, the Prior Company shall determine whether the Transition Individual's account balance under the Deferral Programs of the Prior Company (and any liabilities with respect to such Transition Individual) shall be transferred to the books and records of the Hiring Company, and an equal amount of cash to cover such liability shall be transferred to the Hiring Company or, in the Prior Company's sole discretion, such liability and cash may be retained by the Prior Company on its books and records. The Transition Individual shall not be entitled to a distribution from such Deferral Programs at the Prior Company by reason of the transfer.

8.06     SHAREPOWER PLAN AND OTHER PBG OPTION PLANS

         Effective as of the date a Transition Individual is transferred to a Hiring Company, the Prior Company shall determine whether the Transition Individual shall retain such stock options as were granted or awarded and in effect (as of the effective date of transfer) under the Prior Company Plans or whether another arrangement with respect to such stock options shall apply. Service with the Prior Company and the Hiring Company shall be mutually recognized under each company's Long-Term Incentive Plan and Stock Option Incentive Plan, SharePower Plan or other stock option plan, as applicable.

8.07     SHORT-TERM INCENTIVE PLAN

         To the extent a Transition Individual is hired or rehired by a Hiring Company during the Transition Period, the payment of any Award under the PepsiCo Short-Term Incentive Plan or PBG Short-Term Incentive Plan or any comparable or other incentive or award program shall be paid for in its entirety by the entity (PepsiCo or PBG) on whose payroll the Transition Individual was employed on December 31, 1999 (for the 1999 performance year) or December 31, 2000 (for the 2000 performance year) and shall be based on the Transition Individual's period of employment with both the Hiring Company and the Prior Company during the performance year in question. Neither PepsiCo nor PBG shall be entitled to any reimbursement from the other for payments under this Section.

                                     ARTICLE
                                        9
                                     GENERAL


9.01     PAYMENT OF AND ACCOUNTING TREATMENT FOR EXPENSES AND BALANCE SHEET
         AMOUNTS

         (a)   EXPENSES

         All expenses (and the accounting treatment related thereto) through the Close of the Offering Date regarding matters addressed herein shall be handled and administered by PepsiCo and PBG in accordance with past PepsiCo accounting and financial practices and procedures pertaining to such matters. To the extent expenses that pertain to Transferred Individuals are unpaid as of the Close of the Offering Date, PBG or any member of the PBG Group shall be solely responsible for such payment, without regard to any accounting treatment to be accorded such expense by PepsiCo or PBG on their respective books and records. The accounting treatment to be accorded all expenses incurred prior to the Offering Date, whether such expenses are paid by PepsiCo or PBG, shall be determined by PepsiCo in its sole discretion.

         (b)   BALANCE SHEET AMOUNTS

         PBG shall assume any and all balance sheet liability that relates to any Liability assumed by it under this Agreement as of the Close of the Offering Date or thereafter. The balance sheet liabilities to be assumed pursuant to this Section shall be determined by PepsiCo in its sole discretion consistent with past accounting practices, consistently applied.

9.02     SHARING OF PARTICIPANT INFORMATION

         PepsiCo and PBG shall share, PepsiCo shall cause each applicable member of the PepsiCo Group to share, and PBG shall cause each applicable member of the PBG Group to share, with each other and their respective agents and vendors (without obtaining releases) all participant information necessary for the efficient and accurate administration of each of the PepsiCo Plans and the PBG Plans during the Transition Period. PepsiCo and PBG and their respective authorized agents shall, subject to applicable laws on confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party, to the extent necessary for such administration. Until the Close of the Offering Date, all participant information shall be provided in the manner and medium applicable to Participating Companies in the PepsiCo Plans generally, and thereafter until the end of the Transition Period, all participant information shall be provided in a manner and medium that is compatible with the data processing systems of PepsiCo as in effect on the Close of the Offering Date, unless otherwise agreed to by PepsiCo and PBG.

9.03 RESTRICTIONS ON EXTENSION OF OPTION EXERCISE PERIODS, AMENDMENT OR MODIFICATION OF OPTION TERMS AND CONDITIONS

         PBG agrees that, without the prior written consent of PepsiCo, neither PBG nor any of its affiliates or Subsidiaries shall take any action to extend the exercise period of or to provide for additional vesting with respect to any PepsiCo options for Transferred or Transition Individuals, including providing such Transferred or Transition Individuals with leaves of absences or special termination or severance arrangements. Neither PBG nor any of its affiliates may in any way or for any purpose modify, alter, amend or terminate any terms or conditions with respect to any PepsiCo option.

9.04     NON-SOLICITATION OF EMPLOYEES/OTHERS

         For the Transitions Period PBG and its affiliates and Subsidiaries will not, without the prior written consent of PepsiCo, and PepsiCo and its affiliates and Subsidiaries will not, without the prior written consent of PBG, whether directly or indirectly, solicit (in writing or orally) for employment or other services, whether as an employee, officer, director, agent, consultant, or independent contractor, any person who is or was at the time of such solicitation an employee, agent, consultant, independent contractor, representative, officer, or director of the other party; PROVIDED, HOWEVER, that this covenant shall not apply in cases where such solicitation occurs more than 30 days after the individual to be solicited has had his employment or other service relationship with the other party terminated.

9.05     REPORTING AND DISCLOSURE AND COMMUNICATIONS TO PARTICIPANTS

         While PBG is a Participating Company in the PepsiCo Plans, PBG shall take, and shall cause each other applicable member of the PBG Group to take, all actions necessary or appropriate to facilitate the distribution of all PepsiCo Plan-related communications and materials to employees, participants and beneficiaries, including summary plan descriptions and related summaries of material modification, summary annual reports, investment information, prospectuses, notices and enrollment material for the PBG Plans. PBG shall assist, and PBG shall cause each other applicable member of the PBG Group to assist, PepsiCo in complying with all reporting and disclosure requirements of ERISA for plan years ending on or before December 31, 1999, including the preparation of Form 5500 annual reports for the PepsiCo Plans, where applicable.

9.06     PLAN AUDITS

         (a) AUDIT RIGHTS WITH RESPECT TO THE ALLOCATION OR TRANSFER OF PLAN ASSETS

         The allocation of Pension Plan assets and liabilities pursuant to
Section 3.02 and the transfer of assets from PepsiCo's LTD VEBA pursuant to
Section 5.02, shall, at the election of PBG, be audited on behalf of both PepsiCo and PBG by an actuarial and benefit consulting firm mutually selected by the parties; PROVIDED, HOWEVER, that no audit shall be permitted after the date of the Bulk Asset Transfer, in the case of the Pension Plans, or the actual transfer of assets, in the case of the PepsiCo LTD VEBA. The scope of such audit shall be limited to the accuracy of the data and the accuracy of the computation and adherence to the methodology specified in this Agreement and, except as set forth in the penultimate sentence of this Section 9.06(a), such audit shall not be binding on the parties. The actuarial and benefit consulting firm shall provide its report to both PepsiCo and PBG. No other audit shall be conducted with respect to the allocation of Plan assets and no issue of any nature whatsoever may be raised by PBG once the transfer of assets has been completed. Subject to the following two sentences, no transfer of assets shall occur unless and until PBG agrees to the allocation of assets. To the extent such audit recommends a change to the value of assets allocated to a PBG Plan of less than 5%, the original determination shall be binding on the parties and shall not be subject to the dispute resolution process provided in Section 9.17. To the extent such audit recommends such a change of 5% or more (a "Significant Allocation Change"), any unresolved dispute between the parties as to whether and how to make any change in response to such recommendation shall be subject to the dispute resolution process provided in Section 9.17. PBG shall pay or shall be responsible for the payment of the full costs of such audit; PROVIDED, HOWEVER, that in the event such audit recommends a Significant Allocation Change and such recommendation is attributable to variances in actuarial assumptions or simplification or modification of the allocation calculated by PepsiCo, PepsiCo shall be responsible for the full costs of such audit.

         (b)    AUDIT RIGHTS WITH RESPECT TO INFORMATION PROVIDED

                (1) Subject to Section 9.06(b)(2), each of PepsiCo and PBG, and their duly authorized representatives, shall have the right to conduct audits at any time upon reasonable prior notice, at their own expense, with respect to all information provided to it or to any Plan recordkeeper or third-party administrator by the other party. Subject to Sections 9.06(a) and 9.06(b)(2), the party conducting the audit shall have the sole discretion to determine the procedures and guidelines for conducting audits and the selection of audit representatives. The auditing party shall have the right to make copies of any records at its expense, subject to the confidentiality provisions set forth in the Separation Agreement, which are incorporated by reference herein. The party being audited shall provide the auditing party's representatives with reasonable access during normal business hours to its operations, computer systems and paper and electronic files, and provide workspace to its representatives. After any audit is completed, the party being audited shall have the right to review a draft of the audit findings and to comment on those findings in writing within five business days after receiving such draft.

                (2) PepsiCo or its authorized representatives may, at PBG's expense and in accordance with the procedure set forth in this Section 9.06(b)(2), annually conduct audits with respect to any information related to PepsiCo options granted to Transferred Individuals or Transition Individuals. PepsiCo shall first conduct a "mini-audit" of PepsiCo option information relating to a statistically significant number of Transferred and Transition Individuals. To the extent such mini-audit reveals, in PepsiCo's reasonable judgment, material concerns as to the integrity of the information related to PepsiCo options, PepsiCo shall be entitled to conduct a full audit of such information for all Transferred and Transition Individuals.

                (3) The auditing party's audit rights under this Section 9.06(b) shall include the right to audit, or participate in an audit facilitated by the party being audited, of any Subsidiaries and affiliates of the party being audited and of any benefit providers and third parties with whom the party being audited has a relationship, or agents of such party, to the extent any such persons are affected by or addressed in this Agreement (collectively, the "Non-parties"). The party being audited shall, upon written request from the auditing party, provide an individual (at the auditing party's expense) to supervise any audit of any such benefit provider or third party. The auditing party shall be responsible for supplying, at its expense, additional personnel sufficient to complete the audit in a reasonably timely manner.

         (c)    AUDITS REGARDING VENDOR CONTRACTS

         From Immediately after the Offering Date through December 31, 2000, PepsiCo and PBG and their duly authorized representatives shall have the right to conduct joint audits with respect to any vendor contracts that relate to both the PepsiCo Health and Welfare Plans and the PBG Health and Welfare Plans. The scope of such audits shall encompass the review of all correspondence, account records, claim forms, canceled drafts (unless retained by the bank), provider bills, medical records submitted with claims, billing corrections, vendor's internal corrections of previous errors and any other documents or instruments relating to the services performed by the vendor under the applicable vendor contracts. PepsiCo and PBG shall agree on the performance standards, audit methodology, auditing policy and quality measures and reporting requirements relating to the audits described in this Section 9.06(c) and the manner in which costs incurred in connection with such audits will be shared.

         (d)    AUDIT ASSISTANCE

         To the extent that either PepsiCo or PBG is required to respond to any Governmental Authority, vendor or recordkeeper audit, or otherwise conducts an audit with respect to any provision or obligation of the other party under this Agreement, PepsiCo or PBG, whichever is applicable shall be required to fully cooperate with the audit, including providing such records and data as may be necessary to respond to any document or data request that may arise by reason of such audit. The party being audited shall provide the auditing party's representatives with reasonable access during normal business hours to its operations, computer systems and paper and electronic files, and provides workspace to its representatives. To the extent the results of an audit result in any correction to the Liabilities involving any Transferred Individuals, PBG shall be solely responsible for all such costs and expenses associated with such Liabilities and any related corrections.

9.07     BENEFICIARY DESIGNATIONS/RELEASE OF INFORMATION/RIGHT TO REIMBURSEMENT

         All beneficiary designations, authorizations for the release of information and rights to reimbursement made by or relating to Transferred Individuals under PepsiCo Plans shall be transferred to and be in full force and effect under the corresponding PBG Plans until such beneficiary designations, authorizations or rights are replaced or revoked by, or no longer apply, to the relevant Transferred Individual. All beneficiary designations, authorizations to release information and rights to reimbursement made by or relating to Transition Individuals under Prior Company Plans shall be transferred to and be in full force and effect under the corresponding Hiring Company Plans until such beneficiary designations, authorizations or rights are replaced or revoked by or no longer apply to the relevant Transition Individual.

9.08 REQUESTS FOR INTERNAL REVENUE SERVICE RULINGS AND UNITED STATES DEPARTMENT OF LABOR OPINIONS AND SATISFACTION OF OBLIGATIONS ARISING FROM VOLUNTARY COMPLIANCE PROGRAMS

         (a)      COOPERATION

         PBG shall cooperate fully with PepsiCo on any issue relating to the transactions contemplated by this Agreement for which PepsiCo elects to seek a determination letter or private letter ruling from the Internal Revenue Service or an advisory opinion from the United States Department of Labor. PepsiCo shall cooperate fully with PBG with respect to any request for a determination letter or private letter ruling from the Internal Revenue Service or advisory opinion from the United States Department of Labor with respect to any of the PBG Plans relating to the transactions contemplated by this Agreement.

         (b)    APPLICATIONS

         PepsiCo and PBG shall make such applications to regulatory agencies, including the Internal Revenue Service and the United States Department of Labor, as may be necessary to ensure that any transfers of assets from the PepsiCo LTD VEBA to the PBG LTD VEBA will neither (i) result in any adverse tax, legal or fiduciary consequences to PepsiCo and PBG, the PepsiCo LTD VEBA, the PBG LTD VEBA, any participant therein or beneficiaries thereof, any successor welfare benefit funds established by or on behalf of PBG, or the trustees of such trusts, nor (ii) contravene any statute, regulation or technical pronouncement issued by any regulatory agency. Before the Close of the Offering Date, PBG shall prepare all forms required to obtain favorable determination letters from the Internal Revenue Service with respect to the tax-exempt status of the PBG LTD VEBA. PBG and PepsiCo agree to cooperate with each other to fulfill any filing and/or regulatory reporting obligations with respect to such transfers.

         (c)    VOLUNTARY COMPLIANCE PROGRAMS

         Immediately after the Offering Date, PBG shall assume all Liabilities and make all payments, including the payment of excise taxes under Section 4974 of the Code, with respect to Transferred Individuals as required under any voluntary compliance program.

9.09     FIDUCIARY AND RELATED MATTERS

         The parties acknowledge that PepsiCo will not be a fiduciary with respect to the PBG Plans and that PBG will not be a fiduciary with respect to the PepsiCo Plans. The Parties also acknowledge that neither Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination that to do so would violate any applicable fiduciary duties or standards of conduct under ERISA or other applicable law. Notwithstanding any other provision in this Agreement, the Parties may take such actions as necessary or appropriate to effectuate the terms and provisions of this Agreement.

9.10     NO THIRD-PARTY BENEFICIARIES; NON-TERMINATION OF EMPLOYMENT

         This Agreement is not intended and shall not be construed as to confer upon any person other than the parties hereto any rights or remedies hereunder. No provision of this Agreement or the Separation Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Transferred Individual or other future, present, or former employee of the PepsiCo Group or the PBG Group under any PepsiCo Plan or PBG Plan or otherwise. Without limiting the generality of the foregoing, except as expressly provided in this Agreement: (i) neither the Offering nor the termination of the Participating Company status of a member of the PBG Group shall cause any employee to be deemed to have incurred a termination of employment which entitles such individual to the commencement of benefits under any of the PepsiCo Plans, any of the PBG Plans, or any of the Individual

Agreements; and (ii) nothing in this Agreement other than those provisions specifically set forth herein to the contrary shall preclude PBG, at any time after the Close of the Offering Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any PBG Plan, any benefit under any Plan or any trust, insurance policy or funding vehicle related to any PBG Plan.

9.11     COLLECTIVE BARGAINING

         To the extent any provision of this Agreement is contrary to the provisions of any applicable collective bargaining agreement to which PepsiCo or any affiliate of PepsiCo is a party, the terms of such collective bargaining agreement shall prevail. Should any provision of this Agreement be deemed to relate to a topic determined by an appropriate authority to be a mandatory subject of collective bargaining, PepsiCo or PBG may be obligated to bargain with the union representing affected employees concerning those subjects. In the event a force surplus affecting members of a bargaining unit in both the PepsiCo Group (on the one hand) and the PBG Group (on the other hand) directly results, due to the provisions of such a collective bargaining agreement, in an employee involuntarily leaving the payroll of the party not declaring the surplus, then the party declaring the surplus shall bear the cost of any severance payable to such employee.

9.12     CONSENT OF THIRD PARTIES

         If any provision of this Agreement is dependent on the consent of any third party (such as a vendor or a union) and such consent is withheld, PepsiCo and PBG shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, PepsiCo and PBG shall negotiate in good faith to implement the provision in a mutually satisfactory manner. The phrase "reasonable best efforts" as used in this Agreement shall not be construed to require the incurrence of any non-routine or unreasonable expense or liability or the waiver of any right.

9.13     FOREIGN PLANS

         As soon as practicable after the date of this Agreement, PepsiCo and PBG shall enter into an agreement regarding the treatment of Foreign Plans consistent with the principles set forth in Appendix C.

9.14     EFFECT IF OFFERING DOES NOT OCCUR

         If the Offering does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Close of the Offering Date, Immediately after the Offering Date, or otherwise in connection with the Offering, shall not be taken or occur except to the extent specifically agreed by PBG and PepsiCo.

9.15     RELATIONSHIP OF PARTIES

         Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

9.16     AFFILIATES

         Each of PepsiCo and PBG shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by members of the PepsiCo Group or members of the PBG Group, respectively, where relevant.

9.17     DISPUTE RESOLUTION

         Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled in the manner described in Section 22 of the Separation Agreement.

9.18     INDEMNIFICATION

         Effective on the Offering Date, PBG and each member of the PBG Group agree to jointly and severally indemnify and hold harmless PepsiCo and each member of the PepsiCo Group and each of their respective officers, directors, employees and agents and the PepsiCo Plans and any related trusts, including the PepsiCo Master Trust, and the trustees thereof from and against any and all losses, Liabilities, claims, suits, damages, costs and expenses (including without limitation, reasonable attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending against any pending or seriously threatened litigation or claim) arising out of or related in any manner to Transferred Individuals and Transition Individuals described in
Section 1.01(eee)(2) and (3). Similarly, effective on the Offering Date, PepsiCo agrees to indemnify and hold harmless each member of the PBG Group and each of their respective officers, directors, employees and agents and the PBG Plans and any related trusts, including PBG Master Trust, from and against any and all losses, Liabilities, claims, suits, damages, costs and expenses (including, without, limitation reasonable attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending against any pending or seriously threatened litigation or claim) arising out of or related in any manner to Transition Individuals described in Section 1.01(eee)(1) and (4).

         If any action is brought or any claim is made against a Party or person in respect of which indemnity may be sought pursuant to this Section 9.18 (the "Indemnitee"), the Indemnitee shall, within twenty (20) days after the receipt of information indicating that an action or claim is likely, notify in writing the Party from whom indemnification is sought (the "Indemnitor") of the institution of the action or the making of the claim, and the Indemnitor shall have the right, and at the request of the Indemnitee, shall have the obligation, to assume the defense of the action or claim, including the employment of counsel. If the Indemnitor assumes the defense of the action or claim, the Indemnitor shall be entitled to settle the action or claim on behalf of the Indemnitee without the prior written consent of the Indemnitee, unless such settlement would, in addition to the payment of money, materially affect the ongoing business or employment of the Indemnitee.

         The Indemnitee shall have the right to interpret the provisions of its own Plans and to employ its own counsel, but the fees and expenses of that counsel shall be the responsibility of the Indemnitee unless: (i) the employment of that counsel shall have been authorized in writing by the Indemnitor in connection with the defense of the action or claim; (ii) the Indemnitor shall not have employed counsel to have charge of the defense of such action or claim; or (iii) such Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Indemnitor (in which case the Indemnitor shall not have the right to direct any different defense of the action or claim on behalf of the Indemnitee). The Indemnitee shall, in any event, be kept fully informed of the defense of any such action or claim. Except as expressly provided above, in the event that the Indemnitor shall not previously have assumed the defense of an action or claim, at such time as the Indemnitor does assume the defense of the action or claim, the Indemnitor shall not thereafter be liable to any Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in investigating, preparing or defending against such action or claim.

         Anything in this Section 9.18 to the contrary notwithstanding, the Indemnitor shall not be liable for any settlement of any claim or action effected without its written consent; PROVIDED, HOWEVER, that if after due notice the Indemnitor refuses to defend a claim or action, the Indemnitee shall have the right to defend and/or settle such action, and the Indemnitee shall not be precluded from making a claim against the Indemnitor for reasonable expenses and liabilities resulting from such defense and/or settlement in accordance with this Section 9.18.

         Notwithstanding the foregoing provisions of this Section 9.18, there may be particular actions or claims which reasonably could result in both Parties being liable to the other under the indemnification provisions of this Agreement. In such events, the Parties shall endeavor, acting reasonably and in good faith, to agree upon a manner of conducting the defense and settlement of the action or claim with a view to minimizing the legal expenses and associated costs that might otherwise be incurred by the Parties, such as, by way of illustration only, agreeing to use the same legal counsel.

         The indemnification provisions of this Section 9.18 shall not inure to the benefit of any third party. By way of illustration only, an insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto, or, solely by virtue of the indemnification provisions, hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of these indemnification provisions.

9.19     W-2 MATTERS

         Pursuant to the alternative procedure set forth in Internal Revenue Service Rev. Proc. 96-60, PBG will assume PepsiCo's obligations to furnish Forms W-2 to all Transferred Individuals for the year in which the Offering Date occurs. PepsiCo will provide to PBG the information not available to PBG relating to periods ending on the Offering Date necessary for PBG to prepare and distribute Forms W-2 to Transferred Individuals for the year in which the Offering Date occurs, which will include all remuneration earned by Transferred Individuals before the

Offering Date and Forms W-4 provided to PepsiCo by Transferred Individuals to the extent that PBG is not already in possession of such information. PBG shall prepare and distribute such forms. To the extent permitted by applicable law, in particular Code Sections 3121(a)(1) and 3306(b)(1), PBG shall be deemed a successor employer to PepsiCo with respect to Transferred Individuals for purposes of calculating the annual wage limitation to which state and federal payroll taxes apply.

9.20     CONFIDENTIALITY

         Except as required by applicable law, for the purpose of satisfying any obligation under this Agreement or with the consent of the other party, neither PepsiCo nor PBG shall disclose to any Person (other than members of the PepsiCo Group or the PBG Group) any information (including, but not limited to, information regarding fees, expenses, assets, Liabilities and Plan terms) relating to the PepsiCo Plans, PBG Plans, Transferred Individuals or Transition Individuals. Each of PepsiCo and PBG shall be permitted to disclose such information within the PepsiCo Group and PBG Group only to the extent reasonably necessary in the ordinary course of business.

9.21     NOTICES

         Any notice, demand, claim, or other communication under this Agreement shall be in writing and shall be given in accordance with the provisions for giving notice under the Separation Agreement.

9.22     INTERPRETATION

         Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all Exhibits hereto) and not to any particular provision of this Agreement. The word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive.

9.23     GOVERNING LAW/EXECUTION

         This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, may not be assigned by either Party without the written consent of the other, and shall bind and inure to the benefit of the Parties hereto and their respective successors and permitted assignees. This Agreement may not be amended or supplemented except by an agreement in writing signed by PepsiCo and PBG. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Employee Benefits Agreement to be duly executed as of the day and year first above written.

PEPSICO, INC.



By:
   ----------------------------
Name:
   ----------------------------
Title:
   ----------------------------


THE PEPSI BOTTLING GROUP, INC.


By:
   ----------------------------
Name:
   ----------------------------
Title:
   ----------------------------

                                   APPENDIX A

                           PEPSICO EXECUTIVE PROGRAMS


PepsiCo Executive Income Deferral Program
   -  PepsiCo Performance Share Unit Deferral Program
   -  PepsiCo Option Gains Deferral Program
PepsiCo 1994 Executive Incentive Compensation Plan
Middle Management Incentive Compensation Plan
PepsiCo Inc. Executive Incentive Plan
PepsiCo 1987 Long-Term Incentive Plan
PepsiCo 1995 Stock Option Incentive Plan
PepsiCo 1994 Long-Term Incentive Plan
Financial Planning (including tax planning and return preparation)
Country Club Program
Split-Dollar Life Insurance
Executive Automobile Program
Executive Loan Program
Individual Agreements (including employment, separation and consulting agreements, special bonus arrangements, leave of absence agreements and commitments made in the context of any merger, acquisition or similar activity)

                                   APPENDIX B

                          PBG HEALTH AND WELFARE PLANS




Health Plan:
         PBG Employees Health Care Program (which includes medical, post-retirement medical, dental, prescription drug, mental health/substance abuse, various HMOs and OSCs, vision/hearing, LensCrafters vision, health care reimbursement, and employee assistance benefits).
         CIGNA International Employee Health Care Plan

Group Insurance Plan:
         PBG Employees Group Insurance Program (which includes basic and optional life benefits and accidental death and dismemberment benefits).

Disability Plans:
         PBG Long Term Disability Plan
         PBG Salary Continuation Plan (short-term disability plan)
         PBG Salary Continuation Plan for Employees Working in States other than California

Severance Plans:
         PBG Severance Plan

Miscellaneous Plans (ERISA):
         PBG Group Legal Services Plan

Cafeteria Plan (non-ERISA):
         PBG Benefits Plus (including health care reimbursement plan)

Miscellaneous Plans (non-ERISA):
         PBG Dependent Care Reimbursement Plan
         PBG Educational Assistance Program

* PBG shall have the right to combine or disaggregate any of the above Plans for any purpose, including the satisfaction of any disclosure or reporting requirements under ERISA.

                                   APPENDIX C

                                  FOREIGN PLANS


         This Appendix C describes the principles under which Foreign Plans shall be treated. For purposes of this Appendix, outside the U.S. means outside the 50 United States, its territories and possessions, and the District of Columbia, and employed outside the U.S. means compensated under a payroll which is administered outside the United States.

C.1      PLANS COVERING ONLY EMPLOYEES OF PEPSICO OR PBG

         Effective as of the Close of the Offering Date or such later date as may be required by applicable law, union, or works council agreement, any Foreign Plan that covers only individuals employed outside the U.S. by the PepsiCo Group shall be the sole responsibility of the PepsiCo Group and no member of the PBG Group shall have any Liability with respect to such a Plan; and any Foreign Plan that covers only individuals employed outside the U.S. by the PBG Group shall be the sole responsibility of the PBG Group and no member of the PepsiCo Group shall have any Liability with respect to such a Plan.

C.2      PLANS COVERING EMPLOYEES OF BOTH PEPSICO AND PBG

         (a)    TERMINATION OF PARTICIPATION

         To the extent legally permitted and except as otherwise provided herein, effective as of the Close of the Offering Date, or as soon as possible thereafter, PBG and each other applicable member of the PBG Group shall cease to be a Participating Company in each Foreign Plan maintained by PepsiCo or the PepsiCo Group and each other applicable member of the PepsiCo Group shall cease to be a Participating Company in each Foreign Plan maintained by the PBG Group.

         (b)    MIRROR PLANS

                (1) Effective Immediately after the Offering Date, PBG shall adopt, or cause to be adopted, Foreign Plans for the benefit of employees of the PBG Group employed outside the United States who are eligible to participate in PepsiCo Foreign Plans and shall cause such PBG Foreign Plans to be substantially identical in all Material Features to the corresponding PepsiCo Foreign Plans as in effect on the Offering Date; PROVIDED, HOWEVER, that PBG may satisfy this requirement by extending coverage to such individuals under a Foreign Plan of the PBG Group which was in effect before the Offering Date and which is, with respect to all Material Features, at least equal to the corresponding PepsiCo Foreign Plan.

                (2) Effective Immediately after the Offering Date, PepsiCo shall adopt, or cause to be adopted, Plans for the benefit of employees of the PepsiCo Group employed outside the United States who are eligible to participate in PBG Plans and shall cause such Plans to be substantially identical in all Material Features to the corresponding PBG Foreign Plans as in effect on the Offering Date; PROVIDED, HOWEVER, that PepsiCo may satisfy this requirement by


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extending or continuing coverage to such individuals under a PepsiCo Foreign
Plan of the PepsiCo Group which was in effect before the Offering Date.

                (3) The continuation by PepsiCo or PBG of separate employment terms and conditions for employees previously covered by the other entity's Plans shall not continue beyond the time legally required.

         (c)    TRANSFER OF ASSETS

         As of the Close of the Offering Date, PepsiCo and PBG will use their reasonable best efforts to ensure that, to the extent legally permitted: (i) Liabilities of the Foreign Plans of PepsiCo relating to Transferred Individuals shall be assumed by the appropriate Foreign Plans of PBG; and (ii) a portion of any assets of the Foreign Plans of PepsiCo shall be transferred to the appropriate Foreign Plans of PBG, and vice versa.

C.3      SEVERANCE ISSUES

         If under applicable law, any Transferred Individual employed outside the U.S. is deemed to have incurred a termination of employment as a result of the Offering or any other transaction contemplated by the Separation Agreement or this Agreement, which entitles such individual to receive any payment or benefit under any Foreign Plan, governmental plan or arrangement or pursuant to any law or regulation, including severance benefits, notwithstanding such individual's continued employment by the PBG Group, then PBG shall be liable for any such payment or benefit and, notwithstanding any other provision hereof, to the extent legally permitted, appropriate adjustments shall be made to the treatment of such individual during such continued employment, including not giving such individual credit for prior service and/or treating such individual as having been newly hired immediately after such deemed termination, for purposes of all applicable Foreign Plans. Liability with respect to such payments shall be the responsibility of PBG.

C.4      LEGALLY PERMITTED

         For purposes of this Appendix C, "legally permitted" means permitted under the laws of the country, the labor union, works council, or collective agreement without adverse consequences to PepsiCo, PBG or Transferred Individuals, as determined by PepsiCo, in its sole discretion, including mandated waiting periods before which working conditions (including benefits) cannot be changed, and upon receiving required agreement from individual employees and/or Plan trustees, foundation boards and members, and any other organizations having a recognized right to determine or affect benefits and/or funding of the Plan.

C.5      MULTINATIONAL POOLING

         PepsiCo and PBG shall keep their existing multinational pooling arrangements intact so long as the parties mutually agree. If there is any dividend payable from the consolidated pooling arrangements with respect to the 1999 pool accounting year, that dividend will be allocated between PepsiCo and PBG proportionately, based on the contribution to the overall


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surplus of the pooling arrangements by the PepsiCo Group and the PBG Group, respectively. Alternatively, any net deficits incurred under any one (or all) consolidated pooling arrangement(s) will be apportioned back to the entity which incurred the deficit proportionately based on each entities' Contribution to the net deficit.

         Any potential additions (local insurance contracts) to the consolidated pooling arrangement during the remainder of the 1999 international accounting period will be mutually agreed upon between PepsiCo and PBG.

C.6      FUNDED PENSION PLANS

         PepsiCo shall use its reasonable best efforts to allow each Transferred or Transition Individual employed outside the U.S. who participates in a PepsiCo foreign pension plan as of the Crossover Date to continue to participate in such PepsiCo pension plan after the Crossover Date, so long as such pension plan is in effect. To the extent a Transferred or Transition Individual continues to participate in a PepsiCo foreign pension plan after the Crossover Date (as defined below): (i) PepsiCo and PBG shall take all necessary action to cause PBG to become a participating employer under such foreign pension plan; (ii) if such plan is the PepsiCo International Retirement Plan or other unfunded foreign pension plan, PBG shall be liable for the actual cost of all such individual's benefits under such plan; (iii) if such plan is the [UK Plan], [India Plan] or other funded foreign pension plan, PBG shall be responsible for all funding related to benefits accrued in respect of such individual's service and earnings after the Crossover Date, regardless of the funded status of the plan with respect to individuals other than Transferred Individuals and Transition Individuals who continue to participate in the plan; and (iv) PBG shall reimburse PepsiCo for its administrative expenses related to such individual. For purposes of this Section C.6, "Crossover Date" shall mean, for a Transferred Individual, the Offering Date and, for a Transition Individual, his or her date of transfer.



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